APPENDIX A
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                          AGREEMENT AND PLAN OF MERGER
                         dated as of September 15, 1999
                                    between
                             HUDSON UNITED BANCORP
                                      and
                               DIME BANCORP, INC.
             ------------------------------------------------------
                            As Amended and Restated

                                       on
                               December 27, 1999
             ------------------------------------------------------

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                               TABLE OF CONTENTS



                                                              Page


RECITALS....................................................   A-1
     A.   Dime..............................................   A-1
     B.    Hudson...........................................   A-1
     C.   The Merger........................................   A-1
     D.   Stock Option Agreements...........................   A-1
     E.    Intention of the Parties.........................   A-1
     F.    Approvals........................................   A-1
     G.   Subsidiary Bank...................................   A-1

                            ARTICLE I
               THE MERGER; EFFECTIVE TIME; CLOSING
     1.1   The Merger.......................................   A-2
     1.2   Effective Time...................................   A-2
     1.3   Closing..........................................   A-2

                            ARTICLE II
         GOVERNING DOCUMENTS OF THE SURVIVING CORPORATION
     2.1   Certificate of Incorporation of the Surviving
      Corporation...........................................   A-2
     2.2   By-laws of the Surviving Corporation.............   A-2

                           ARTICLE III
        CORPORATE GOVERNANCE OF THE SURVIVING CORPORATION
     3.1   Survival of Article III..........................   A-3
     3.2   Board of Directors of Surviving Corporation......   A-3
           (a) Composition..................................   A-3
           (b) Nomination of Directors......................   A-3
           (c) Committees of the Board of Directors.........   A-3
     3.3   Officers of the Surviving Corporation............   A-3
           (a) Composition..................................   A-3
           (b) Succession...................................   A-3
           (c) Employment Agreements........................   A-3
     3.4   Modifications to Corporate Governance
      Provisions............................................   A-4

                            ARTICLE IV
        CONVERSION OR CANCELLATION AND EXCHANGE OF SHARES
     4.1   Conversion or Cancellation of Shares.............   A-4
     4.2   Exchange of Old Certificates for New
           Certificates.....................................   A-4
           (a) Appointment of Exchange Agent................   A-4
           (b) Exchange Procedures..........................   A-5
           (c) Fractional Shares............................   A-5
           (d) Transfers....................................   A-5
           (e) No Liability.................................   A-5
     4.3   Hudson Options and Warrants......................   A-6
     4.4   Dime Options and Warrants........................   A-6






                                                              Page


                            ARTICLE V
                  REPRESENTATIONS AND WARRANTIES
     5.1   Disclosure Schedules.............................   A-6
     5.2   Standard.........................................   A-7
     5.3   Representations and Warranties of Dime and
           Hudson...........................................   A-7
           (a)  Recitals True...............................   A-7
           (b)  Corporate Organization and Qualification....   A-7
           (c)  Subsidiaries................................   A-7
           (d)  Capital Stock...............................   A-7
           (e)  Corporate Authority.........................   A-9
           (f)  Governmental Filings; No Violations.........   A-9
           (g)  Reports and Financial Statements............  A-10
           (h) Asset Classification.........................  A-11
           (i)  Absence of Certain Events and Changes.......  A-11
           (j)  Properties..................................  A-11
           (k)  Compliance with Laws........................  A-11
           (l)  Litigation..................................  A-12
           (m) Taxes........................................  A-12
           (n)  Insurance...................................  A-12
           (o)  Labor Matters...............................  A-13
           (p)  Employee Benefits...........................  A-13
           (q)  Environmental Matters.......................  A-14
           (r)  Risk Management Instruments.................  A-15
           (s)  Material Agreements.........................  A-16
           (t)  Knowledge as to Conditions..................  A-16
           (u)  Year 2000 Compliance........................  A-16
           (v)  Brokers and Finders.........................  A-16

                            ARTICLE VI
                            COVENANTS
     6.1   Conduct of Business Pending the Effective Time...  A-17
     6.2   Dividends........................................  A-18
     6.3   Acquisition Proposals............................  A-18
     6.4   Stockholder Approvals; Election of Directors.....  A-19
     6.5   Filings; Other Actions...........................  A-19
     6.6   Information Supplied.............................  A-20
     6.7   Accountants' Letters.............................  A-20
     6.8   Access...........................................  A-20
     6.9   Notification of Certain Matters..................  A-21
     6.10  Publicity........................................  A-21
     6.11  Benefit Plans....................................  A-21
     6.12  Expenses.........................................  A-21
     6.13  Indemnification; Directors' and Officers'
      Insurance.............................................  A-21
     6.14  Antitakeover Provisions..........................  A-22
     6.15  Affiliate Agreements.............................  A-22
     6.16  Stock Exchange Listing...........................  A-23
     6.17  Efforts to Consummate............................  A-23


                                      A-ii





                                                              Page


     6.18  Reports..........................................  A-23
     6.19  Accounting and Tax Treatment.....................  A-23
     6.20  Assumptions......................................  A-23
     6.21  Bank Combination and Governance..................  A-23

                           ARTICLE VII
                            CONDITIONS
     7.1   Conditions to Each Party's Obligation to Effect
           the Merger.......................................  A-24
           (a)  Stockholder Approval........................  A-24
           (b) Governmental and Regulatory Consents.........  A-24
           (c)  Third Party Consents........................  A-24
           (d) Litigation...................................  A-24
           (e)  Registration Statement......................  A-24
           (f)  Listing.....................................  A-24
           (g)  Accountants' Pooling Letter.................  A-24
           (h) Employment Agreements........................  A-24
     7.2   Conditions to Obligation of Hudson...............  A-24
           (a)  Representations and Warranties..............  A-24
           (b) Performance of Obligations of Dime...........  A-25
           (c)  Opinion of Counsel..........................  A-25
           (d) Opinion of Tax Counsel.......................  A-25
           (e)  Accountants' Letters........................  A-25
     7.3   Conditions to Obligation of Dime.................  A-25
           (a)  Representations and Warranties..............  A-25
           (b) Performance of Obligations of Hudson.........  A-25
           (c)  Opinion of Tax Counsel......................  A-26
           (d) Accountants' Letters.........................  A-26

                           ARTICLE VIII
                           TERMINATION
     8.1   Termination by Mutual Consent....................  A-26
     8.2   Termination by Either Dime or Hudson.............  A-26
     8.3   Termination by Hudson............................  A-26
     8.4   Termination by Dime..............................  A-26
     8.5   Effect of Termination and Abandonment............  A-27

                            ARTICLE IX
                          MISCELLANEOUS
     9.1   Survival.........................................  A-27
     9.2   Modification or Amendment........................  A-27
     9.3   Waiver of Conditions.............................  A-27
     9.4   Counterparts and Facsimile.......................  A-27
     9.5   Governing Law....................................  A-27
     9.6   Notices..........................................  A-27
     9.7   Entire Agreement, Etc............................  A-28
     9.8   Definition of "subsidiary"; Covenants with
      Respect to Subsidiaries...............................  A-28


                                      A-iii





                                                              Page


     9.9   Captions.........................................  A-29
     9.10  Severability.....................................  A-29
     9.11  No Third Party Beneficiaries.....................  A-29


                                    ANNEXES



1.      Form of Amendments to Certificate of Incorporation
2.      Form of Amendments to By-laws
        Understanding regarding Committees of Board of Surviving
3.      Corporation
4(a).   Form of Hudson Affiliate Agreement
4(b).   Form of Dime Affiliate Agreement
5.      Senior Executive Officers of Surviving Corporation


                                      A-iv



                             INDEX OF DEFINED TERMS



                                                              Location of
Term                                                          Definition
----                                                          -----------


Acquisition Proposal........................................  6.3
Affiliates..................................................  6.15
Agreement...................................................  Preamble
Antitakeover Provisions.....................................  6.14
Asset Classification........................................  5.3(h)
BHCA........................................................  Recital B
Business....................................................  5.3(q)(1)
By-laws.....................................................  2.2
Certificate of Incorporation................................  2.1
Certificates of Merger......................................  1.2(a)
Closing.....................................................  1.3
Closing Date................................................  1.3
Compensation Plans..........................................  5.3(p)(1)
Confidentiality Agreements..................................  6.8
Contracts...................................................  5.3(f)(2)
Costs.......................................................  6.13
DGCL........................................................  1.1
Dime........................................................  Preamble
Dime Common Stock...........................................  Recital A
Dime Meeting................................................  6.4
Dime Option.................................................  4.4
Dime Preferred Stock........................................  Recital A
Dime Stock Option Agreement.................................  Recital D
Dime Stock Plans............................................  5.3(d)(1)
Disclosure Schedule.........................................  5.1
Effective Time..............................................  1.2(a)
Employees...................................................  5.3(p)(1)
Employment Agreement........................................  3.3(c)
Environmental Law...........................................  5.3(q)(1)
ERISA.......................................................  5.3(p)(1)
ERISA Affiliate.............................................  5.3(p)(4)
Exception Shares............................................  4.1(b)
Exchange Act................................................  5.3(f)(1)
Exchange Agent..............................................  4.2(a)
Exchange Ratio..............................................  4.1(a)
FDIA........................................................  5.3(c)
FDIC........................................................  5.3(g)(1)
Federal Reserve.............................................  5.3(k)(3)
FHLB........................................................  5.3(g)(1)


                                       A-v





                                                              Location of
Term                                                          Definition
----                                                          -----------


Financial Statements........................................  5.3(g)(4)
Former Dime Directors.......................................  3.2(a)
Former Hudson Directors.....................................  3.2(a)
Former Hudson Employees.....................................  6.11(a)
Former Dime Employees.......................................  6.11(a)
Governmental Entity.........................................  5.3(f)(1)
Hazardous Substances........................................  5.3(q)(1)
HOLA........................................................  Recital A
Hudson......................................................  Preamble
Hudson Common Stock.........................................  Recital B
Hudson Meeting..............................................  6.4
Hudson Option...............................................  4.3
Hudson Preferred Stock......................................  Recital B
Hudson Stock Option Agreement...............................  Recital D
Hudson Stock Plans..........................................  5.3(d)(2)
Indemnified Parties.........................................  6.13
Internal Revenue Code.......................................  Recital E
Joint Proxy Statement.......................................  6.5
Liens.......................................................  5.3(d)(1)
Material Adverse Effect.....................................  5.1(b)
Merger......................................................  Recital C
NASD........................................................  5.3(f)
New Certificate.............................................  4.1(d)
NJBCA.......................................................  1.1
NYSE........................................................  5.3(f)
Old Certificate.............................................  4.1(d)
OTS.........................................................  5.3(g)(1)
PCBs........................................................  5.3(q)(1)
Pending Transactions........................................  5.3(t)(2)
Pension Plan................................................  5.3(p)(3)
Person......................................................  6.1(c)
Plans.......................................................  5.3(p)(3)
Previously Disclosed........................................  5.1(c)
Registration Statement......................................  6.5
Reports.....................................................  5.3(g)(2)
Representatives.............................................  6.8
SEC.........................................................  5.3(g)(1)
Securities Act..............................................  5.3(f)(1)
Securities Laws.............................................  5.3(g)(2)
Stock Option Agreements.....................................  Recital D
Subject Property............................................  5.3(q)(1)


                                      A-vi





                                                              Location of
Term                                                          Definition
----                                                          -----------


subsidiary..................................................  9.8(a)
Subsidiary Bank.............................................  Recital G
Surviving Corporation.......................................  Recital C
Surviving Corporation Common Stock..........................  4.1(a)
Tax.........................................................  5.3(m)
Termination Date............................................  3.1
Year 2000 Compliant.........................................  5.3(u)(3)


                                      A-vii



     AGREEMENT AND PLAN OF MERGER, dated as of September 15, 1999 (this "Agreement"), between Hudson United Bancorp ("Hudson") and Dime Bancorp, Inc. ("Dime") (as amended and restated on December 27, 1999).

                                    RECITALS

     A. Dime. Dime has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with its principal executive offices located in New York, New York. As of the date hereof, Dime has 350 million authorized shares of common stock, par value $0.01 per share ("Dime Common Stock"), of which not more than 111,918,002 shares were outstanding as of August 31, 1999, and 40 million authorized shares of preferred stock, par value $0.01 per share ("Dime Preferred Stock"), none of which is outstanding as of the date hereof (no other class or series of capital stock being authorized). Dime is a savings and loan holding company registered under the Home Owners' Loan Act of 1933, as amended ("HOLA").

     B. Hudson. Hudson has been duly incorporated and is an existing corporation in good standing under the laws of the State of New Jersey, with its principal executive offices located in Mahwah, New Jersey. As of the date hereof, Hudson has 100 million authorized shares of common stock, no par value ("Hudson Common Stock"), of which not more than 40,899,905 shares are outstanding as of the date hereof, and 25 million authorized shares of preferred stock, no par value ("Hudson Preferred Stock"), none of which is outstanding as of the date hereof (no other class or series of capital stock being authorized). Hudson is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA").

     C. The Merger. At the Effective Time (as defined in Section 1.2), the parties to this Agreement intend to effect the merger (the "Merger") of Hudson with and into Dime, with Dime the surviving corporation of the Merger. At and after the Effective Time, Dime, as the surviving corporation in the Merger, is referred to herein as the "Surviving Corporation". The name of the Surviving Corporation shall be "Dime United Bancorp, Inc."

     D. Stock Option Agreements. As an inducement to and condition of Hudson's willingness to enter into this Agreement and the Hudson Stock Option Agreement (as defined in the following sentence), Dime will grant to Hudson an option pursuant to a Stock Option Agreement (the "Dime Stock Option Agreement"). As an inducement to and condition of Dime's willingness to enter into this Agreement and the Dime Stock Option Agreement, Hudson will grant to Dime an option pursuant to a Stock Option Agreement (the "Hudson Stock Option Agreement" and, together with the Dime Stock Option Agreement, the "Stock Option Agreements"). The Stock Option Agreements will be entered into immediately following the execution and delivery hereof.

     E. Intention of the Parties. It is the intention of the parties to this Agreement that the Merger (a) shall be accounted for as a "pooling of interests" under generally accepted accounting principles and (b) shall qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

     F. Approvals. The Boards of Directors of Dime and Hudson (at meetings duly called and held) have determined that this Agreement and the transactions contemplated hereby are in the best interests of Dime and Hudson, respectively, and their respective stockholders and have approved this Agreement and the Stock Option Agreements.

     G. Subsidiary Bank. It is the intention of the parties that the Surviving Corporation shall be a bank holding company registered pursuant to the BHCA and that the operation of the federal savings bank subsidiary of Dime and the New Jersey state-chartered commercial bank subsidiary of Hudson shall be combined, in a manner to be determined, so that the primary depository institution subsidiary of the Surviving Corporation is a New Jersey state-chartered commercial bank (the "Subsidiary Bank"). It is the intention of the parties that the Board of Directors of the Surviving Corporation and the Board of Directors of the Subsidiary Bank shall be the same, until otherwise modified, and that the charter and by-



laws of the Subsidiary Bank shall contain those provisions (or other provisions of similar effect) discussed in Article III hereof with respect to the Surviving Corporation.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                      THE MERGER: EFFECTIVE TIME; CLOSING

     1.1 The Merger. On the terms, and subject to the conditions, of this Agreement, at the Effective Time, Hudson shall merge with and into Dime, and the separate corporate existence of Hudson shall thereupon cease. The Surviving Corporation shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA").

     1.2 Effective Time. (a) Subject to the conditions of this Agreement, the parties to this Agreement will cause certificates of merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 252 of the DGCL, and executed, acknowledged and filed with the Secretary of State of the State of New Jersey as provided in Sections 14A:
10-7 and 14A: 10-4.1 of the NJBCA (collectively, the "Certificates of Merger"). The Merger shall become effective at such time as a Certificate of Merger has been filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 252 of the DGCL and a Certificate of Merger has been filed with the Secretary of State of the State of New Jersey in accordance with the provisions of Sections 14A: 10-7 and 14A: 10-4.1 of the NJBCA, or at such other time as may be specified in the Certificates of Merger in accordance with applicable law. The date and time when the Merger shall become effective is herein referred to as the "Effective Time".

     (b) Dime and Hudson each will use reasonable efforts to cause the Effective Time to occur on the fifth business day after the date of satisfaction or waiver of the last of the conditions specified in Sections 7.1(a) and (b) of this Agreement has occurred. Notwithstanding anything to the contrary in this
Section 1.2, Dime and Hudson may cause the Effective Time to occur on such earlier or later day following the satisfaction or waiver of such conditions as they may agree in writing, consistent with the provisions of the DGCL, the NJBCA and other applicable law.

     1.3 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Sullivan & Cromwell, New York, New York, at 10:00 a.m. on the date when the Effective Time is to occur or at such other place or time as Dime and Hudson shall agree. The date upon which the Closing shall occur is herein referred to as the "Closing Date".

                                   ARTICLE II

                GOVERNING DOCUMENTS OF THE SURVIVING CORPORATION

     2.1 Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the certificate of incorporation of Dime, as then in effect, shall by virtue of the Merger be amended as set forth in Annex 1; such certificate of incorporation, as so amended, shall be the certificate of incorporation of the Surviving Corporation (the "Certificate of Incorporation"), until duly amended in accordance with the terms thereof and the DGCL.

     2.2 By-laws of the Surviving Corporation. At the Effective Time, the by-laws of Dime, as then in effect, shall by virtue of the Merger be amended as set forth in Annex 2, and such by-laws, as so amended, shall be the by-laws of the Surviving Corporation (the "By-laws"), until duly amended in accordance with the terms thereof, the Certificate of Incorporation and the DGCL.

                                       A-2



                                  ARTICLE III

               CORPORATE GOVERNANCE OF THE SURVIVING CORPORATION

     3.1 Survival of Article III. Notwithstanding any other provision in this Agreement, the provisions of this Article III shall survive the Effective Time and remain continuously in effect until December 31, 2002 (the "Termination Date"), on which date the provisions of this Article III shall terminate. This
Section 3.1 shall not affect the term of any Employment Agreements referred to in this Article III.

     3.2  Board of Directors of Surviving Corporation.

     (a) Composition. The Board of Directors will consist of 25 members, 13 of whom shall be designated by Dime ("Former Dime Directors") and 12 of whom shall be designated by Hudson ("Former Hudson Directors"), in each case, such designation to occur prior to the Closing Date. Dime will designate four directors, five directors and four directors to classes one, two and three, respectively, of directors of the Surviving Corporation and Hudson will designate four directors to each of the three classes of directors of the Surviving Corporation. The current Chairman and Chief Executive Officer of Dime, Mr. Lawrence J. Toal, will be a member of the Board of Directors and will serve as its Chairman. The current Chairman and Chief Executive Officer of Hudson, Mr. Kenneth T. Neilson, will be a member of the Board of Directors. As set forth in
Section 6.4 and Annex 2 to this Agreement, prior to the Effective Time, the Board of Directors of Dime will adopt resolutions, effective at the Effective
Time: (1) electing such persons designated in accordance with this Section 3.2(a) as directors of the Surviving Corporation and (2) amending the By-laws as set forth in Annex 2.

     (b) Nomination of Directors. As set forth in Annex 1, certain provisions regarding qualifications for nomination of directors will be contained in the Certificate of Incorporation.

     (c) Committees of the Board of Directors. Annex 3 to this Agreement sets forth certain agreements of the parties with regard to committees of the Board of Directors and their composition. Prior to the Closing Date, Dime will designate the Former Dime Directors who are to be members of each of the committees set forth in Annex 3 and Hudson will designate the Former Hudson Directors who are to be members of each of the committees set forth in Annex 3. Prior to the Effective Time, the Board of Directors of Dime will adopt resolutions, effective at the Effective Time, to establish the committees set forth in Annex 3 as committees of the Board of Directors of the Surviving Corporation and to specify the members and chairpersons of each such committee as designated pursuant to this Section 3.2(c).

     3.3  Officers of the Surviving Corporation.

     (a) Composition. In addition to serving as Chairman of the Board of Directors, Mr. Toal shall be Chief Executive Officer of the Surviving Corporation as of the Effective Time. Mr. Neilson shall be President and Chief Operating Officer of the Surviving Corporation as of the Effective Time. Both Mr. Toal and Mr. Neilson shall serve in the positions described in this Section 3.3(a) until the Termination Date or until otherwise determined in accordance with the Certificate of Incorporation. The Board of Directors of Dime will adopt resolutions prior to the Effective Time electing Mr. Toal and Mr. Neilson to the positions described in this Section 3.3(a) as of the Effective Time. In addition, the Board of Directors of Dime will adopt resolutions prior to the Effective Time electing those persons set forth in Annex 5 to the positions described in Annex 5 as of the Effective Time.

     (b) Succession. As set forth in Annex 1, certain provisions regarding the succession of Mr. Neilson to the positions of Chairman of the Board of Directors, Chairman of the Executive Committee of the Board of Directors and Chief Executive Officer of the Surviving Corporation will be contained in the Certificate of Incorporation.

     (c) Employment Agreements. Dime or its depository institution subsidiary has entered into an employment agreement with Mr. Toal (this agreement, or any successor agreement, including any amendment thereto, an "Employment Agreement") and Hudson has entered into an employment agreement (concurrently with or immediately prior to entering into this Agreement) with Mr. Neilson (this agreement, or any successor agreement, including any amendment thereto, also an "Employment
                                       A-3



Agreement"), each of which will be assumed by the Surviving Corporation. During the terms of their respective Employment Agreements, Mr. Toal and Mr. Neilson shall have the respective powers, and perform the respective duties, set forth in each of their respective Employment Agreements, along with the duties of their offices as described in this Article III and the Certificate of Incorporation or By-laws.

     3.4 Modifications to Corporate Governance Provisions. As set forth in Annex 1, provisions regarding certain actions of the Board of Directors of the Surviving Corporation and the votes required for such actions will be contained in the Certificate of Incorporation.

                                   ARTICLE IV

               CONVERSION OR CANCELLATION AND EXCHANGE OF SHARES

     4.1 Conversion or Cancellation of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of either Dime or Hudson:

          (a) Each share of Dime Common Stock issued and not retired or canceled immediately prior to the Effective Time, including treasury stock, shall be combined into 0.60255 (the "Exchange Ratio") of a fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

          (b) Other than Exception Shares, each share of Hudson Common Stock outstanding immediately prior to the Effective Time shall be converted into and constitute one fully paid and nonassessable share of Surviving Corporation Common Stock. Each holder of a certificate representing ads such shares of Hudson Common Stock shall cease to have any rights with respect thereto, except that, from and after the Effective Time, certificates representing Hudson Common Stock, other than Exception Shares, immediately prior to the Effective Time shall be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which they were converted pursuant to this Section. "Exception Shares" means shares of Hudson Common Stock held by Hudson or any of its subsidiaries or by Dime or any of its subsidiaries, in each case other than in a fiduciary capacity or in satisfaction of a debt previously contracted in good faith.

          (c) Each share of Hudson Common Stock constituting an Exception Share immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (d) Holders of certificates formerly representing Hudson Common Stock shall not be required to exchange such certificates for certificates representing Surviving Corporation Common Stock, provided, however, that if an exchange of such certificates is required by law or applicable rule or regulation, the parties will cause the Surviving Corporation to arrange for such exchange on a one-share-for-one-share basis. Holders of certificates representing the Dime Common Stock referred to in Section 4.1(a) ("Old Certificates") shall exchange such Old Certificates for certificates representing shares of Surviving Corporation Common Stock ("New Certificates") in the manner described in Section 4.2.

          (e) In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the shares of Dime Common Stock or Hudson Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in the capitalization of Dime or Hudson, as the case may be, increase or decrease in number or be changed into or exchanged for a different issue or number of securities, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

     4.2 Exchange of Old Certificates for New Certificates. (a) Appointment of Exchange Agent. From the Effective Time until the end of the one-year period following the Effective Time, the Surviving Corporation shall make available to an exchange agent (which may be a subsidiary bank of the Surviving Corporation) appointed prior to the Effective Time by Dime and Hudson jointly on behalf of the Surviving Corporation (the "Exchange Agent") New Certificates and cash in amounts sufficient to allow the
                                       A-4



Exchange Agent to make all deliveries of New Certificates and payments that may be required in exchange for Old Certificates pursuant to this Article IV. At the end of such one-year period, any such New Certificates and cash remaining in the possession of the Exchange Agent (together with any dividends or earnings in respect thereof) shall be returned to the Surviving Corporation. Any former holders of Old Certificates who have not theretofore exchanged their Old Certificates for New Certificates and cash pursuant to this Article IV shall thereafter be entitled to look exclusively to the Surviving Corporation, and only as general creditors thereof, for the shares of Surviving Corporation Common Stock and any cash to which they become entitled upon exchange of their Old Certificates pursuant to this Article IV.

     (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail or deliver to each person who was, immediately prior to the Effective Time, a holder of record of Dime Common Stock, a form (mutually agreed upon by Dime and Hudson) of letter of transmittal containing instructions for use in effecting the surrender of Old Certificates in exchange for New Certificates and any payments pursuant to this Article IV. Upon surrender to the Exchange Agent of an Old Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Old Certificate shall be entitled to receive in exchange therefor a New Certificate representing the shares of Surviving Corporation Common Stock, and a check in the amount, if any, to which such holder is entitled pursuant to this Article IV, and the Old Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any amount payable upon surrender of Old Certificates. If any New Certificate or cash payment is to be issued or made in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of such New Certificate or the making of such cash payment in a name other than that of the registered holder of the Old Certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation that any such taxes have been paid or are not applicable. An Affiliate (as defined in Section 6.15) of Dime shall not be entitled to receive any New Certificate or payment pursuant to this Article IV until such Affiliate shall have duly executed and delivered an appropriate agreement described in Section 6.15.

     (c) Fractional Shares. Upon giving effect to the combination and exchange described in Section 4.1(a), the resulting number of shares of Surviving Corporation Common Stock of each registered holder of Dime Common Stock shall be rounded down to the nearest whole number and each such registered holder shall be entitled to receive from the Surviving Corporation in lieu of any fractional share of Surviving Corporation Common Stock prior to such rounding down an amount in cash (without interest) equal to the product obtained by multiplying
(a) the fraction of a share of Surviving Corporation Common Stock to which such holder would otherwise be entitled and (b) the average of the closing price per share of Hudson Common Stock for the ten trading days most recently preceding the Closing Date as reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions reporting system. Notwithstanding the foregoing, fractional shares of Surviving Corporation Common Stock that would be issued into a dividend reinvestment plan, 401(k) plan or other similar stock plan maintained by Dime prior to the Effective Time shall be issued within such plan as a fractional share of Surviving Corporation Common Stock at the Effective Time.

     (d) Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Hudson Common Stock which were outstanding immediately prior to the Effective Time.

     (e) No Liability. In the event that any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, the Surviving Corporation shall, in exchange for such lost, stolen or destroyed Old Certificate, issue or cause to be issued the shares of Surviving Corporation

                                       A-5



Common Stock and pay or cause to be paid the amounts, if any, deliverable in respect thereof pursuant to this Article IV.

     4.3 Hudson Options and Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any such option or warrant, each option or warrant granted by Hudson to purchase shares of Hudson Common Stock (any such option or warrant being referred to as a "Hudson Option") that is outstanding and unexercised immediately prior thereto shall constitute an option or warrant, as the case may be, to purchase Shares of Surviving Corporation Common Stock, on the same terms and conditions as are in effect immediately prior to the Effective Time.

     4.4 Dime Options and Warrants. At the Effective Time, without any action on the part of any holder of any such option or warrant, each option or warrant granted by Dime to purchase shares of Dime Common Stock (any such option or warrant being referred to as a "Dime Option") that is outstanding and unexercised immediately prior thereto shall be converted into an option or warrant, as the case may be, to purchase, on the same terms and conditions as are in effect for such Dime Option immediately prior to the Effective Time, such number of shares of Surviving Corporation Common Stock at an exercise price determined as provided below (and otherwise having the same duration and other terms as the original Dime Option):

          (a) the number of shares of Surviving Corporation Common Stock to be subject to the new option or warrant shall be equal to the product of (1) the number of shares of Dime Common Stock purchasable upon exercise of the original Dime Option and (2) the Exchange Ratio, the product being rounded, if necessary, up or down, to the nearest whole share; and

          (b) the exercise price per share of Surviving Corporation Common Stock under the new option or warrant shall be equal to (1) the exercise price per share of Dime Common Stock under the original Dime Option divided by
     (2) the Exchange Ratio, the quotient being rounded, if necessary, up or down to the nearest cent.

The terms of each Dime Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization of Dime subsequent to the Closing Date. With respect to any Dime Options that are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code), the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Internal Revenue Code.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1 Disclosure Schedules. (a) On or prior to the date hereof, Dime has delivered to Hudson and Hudson has delivered to Dime a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.3 or to one or more of its covenants contained in Article VI; provided that (1) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.2, and (2) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

     (b) "Material Adverse Effect" shall mean with respect to Dime, Hudson or the Surviving Corporation any effect that (1) is material and adverse to the financial position, results of operations or business of Dime and its subsidiaries taken as a whole, Hudson and its subsidiaries taken as a whole or the Surviving Corporation and its subsidiaries taken as a whole, respectively, or (2) would materially impair the ability

                                       A-6



of either Dime or Hudson to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes in generally accepted accounting principles or regulatory accounting requirements applicable to depository institutions and their holding companies generally, (C) actions or omissions of Dime or Hudson taken with the prior written consent of Hudson or Dime, as applicable, in contemplation of the transactions contemplated hereby, (D) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles and (E) the effects of any change attributable to or resulting from changes in economic conditions applicable to depository institutions or their holding companies generally or in general levels of interest rates, except to the extent that the effect of such change is materially more severe for Dime, Hudson or the Surviving Corporation, as the case may be, than for depository institutions or their holding companies generally.

     (c) "Previously Disclosed" by a party shall mean information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement shall also be deemed to be Previously Disclosed with respect to such other provision.

     5.2 Standard. No representation or warranty of Dime or Hudson contained in Section 5.3 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained in Section 5.3 has had or is reasonably likely to result in a Material Adverse Effect.

     5.3 Representations and Warranties of Dime and Hudson. Except as Previously Disclosed, Dime hereby represents and warrants to Hudson, and Hudson hereby represents and warrants to Dime, that:

          (a) Recitals True. The statements of fact set forth in Recitals A, B and F of this Agreement with respect to it are true.

          (b) Corporate Organization and Qualification. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by it require such qualification. It has the requisite corporate power and authority to own or lease its properties and assets and to carry on its businesses as they are now being conducted. It has made available to the other party hereto a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date and currently in full force and effect.

          (c) Subsidiaries. It has Previously Disclosed a list of its subsidiaries as of the date of this Agreement and the amount and percent of its ownership thereof. Each of its subsidiaries is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which such subsidiary is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the property owned, leased or operated, or the business conducted, by such subsidiary requires such qualification. Each of its subsidiaries has the requisite power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of its subsidiaries that is a depository institution is an "insured depository institution" as defined in the Federal Deposit Insurance Act ("FDIA") and applicable regulations thereunder.

          (d) Capital Stock. (1) In the case of the representations and warranties made by Dime and in addition to the statements set forth in Recital A:

             As of the date of this Agreement, there were outstanding under the stock option and other plans Previously Disclosed (the "Dime Stock Plans"), options or rights to acquire not more than
                                       A-7



        an aggregate of 8,078,022 shares of Dime Common Stock (subject to adjustment on the terms set forth in the Dime Stock Plans). As of the date of this Agreement, Dime has no shares of Dime Common Stock reserved for issuance, other than 15,954,541 shares reserved for issuance under the Dime Stock Plans and the shares reserved for issuance under the Dime Stock Option Agreement, and has no shares of Dime Preferred Stock reserved for issuance. All the outstanding shares of Dime Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All the outstanding shares of capital stock of each of Dime's subsidiaries owned by Dime or a subsidiary of Dime have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by Dime or a subsidiary of Dime free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind (collectively, "Liens"). Except as set forth above (including in Recital A) or in the Dime Stock Option Agreement or in the Stockholder Protection Rights Agreement (the "Dime Rights Agreement"), dated as of October 20, 1995, between Dime and The First National Bank of Boston, as Rights Agent, and except for Dime Common Stock issued after the date hereof pursuant to the terms of Dime Stock Plans, there are no shares of capital stock of Dime authorized, issued or outstanding and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of Dime or any of its subsidiaries of any character relating to the issued or unissued capital stock or other securities of Dime or any of its subsidiaries (including, without limitation, those relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer thereof). Other than pursuant to the Hudson Stock Option Agreement, as of the date hereof, neither Dime nor any of its subsidiaries beneficially owns, directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of Hudson Common Stock that are, or if owned would be, Exception Shares.

          (2) In the case of the representations and warranties made by Hudson and in addition to the statements set forth in Recital B:

             As of the date of this Agreement, there were outstanding under the stock option and other plans Previously Disclosed (the "Hudson Stock Plans"), options or rights to acquire not more than an aggregate of 1,141,768 shares of Hudson Common Stock (subject to adjustment on the terms set forth in the Hudson Stock Plans). As of the date of this Agreement, Hudson has no shares of Hudson Common Stock reserved for issuance, other than 13,736,445 shares reserved for issuance under the Hudson Stock Plans and the shares reserved for issuance under the Hudson Stock Option Agreement, and has no shares of Hudson Preferred Stock reserved for issuance. All the outstanding shares of Hudson Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All the outstanding shares of capital stock of each of Hudson's subsidiaries owned by Hudson or a subsidiary of Hudson have been duly authorized and validly issued and are fully paid and nonassessable and owned by Hudson or a subsidiary of Hudson free and clear of all Liens. Except as set forth above (including in Recital B) or in the Hudson Stock Option Agreement and except for Hudson Common Stock issued after the date hereof pursuant to the terms of the Hudson Stock Plans, there are no shares of capital stock of Hudson authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of Hudson or any of its subsidiaries of any character relating to the issued or unissued capital stock or other securities of Hudson or any of its subsidiaries (including, without limitation, those relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer thereof). Other than pursuant to the Dime Stock Option Agreement, as of the date hereof, neither Hudson nor any of its subsidiaries beneficially owns, directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of Dime Common Stock.

          (e) Corporate Authority. (1) In the case of the representations and warranties made by Dime: It has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and the Stock Option Agreements and, subject only to the adoption by a majority of holders of the outstanding shares of Dime Common Stock entitled to vote thereon of the agreement of merger (including the amendments to the Certificate of Incorporation and By-laws contemplated by Sections 2.1 and 2.2) contained in this Agreement insofar as required by Sections 251 and 252 of the DGCL, to consummate the transactions contemplated hereby. This Agreement is a valid and legally binding agreement of it enforceable in accordance with the terms hereof. Its Board of Directors (at a meeting duly called and held) has by requisite vote (A) authorized and approved this Agreement, the Stock Option Agreements and the transactions, including the Merger, contemplated hereby and thereby, (B) directed that the agreement of merger (as such term is used in Section 252 of the DGCL) contained in this Agreement be submitted for consideration to, and adoption by, its stockholders in accordance with Sections 251 and 252 of the DGCL and (C) approved the execution of the Dime Stock Option Agreement and authorized and approved the Merger (prior to the execution by Dime of this Agreement and prior to the date of execution of the Dime Stock Option Agreement) in accordance with Section 203 of the DGCL.

          (2) In the case of the representations and warranties made by Hudson:
     It has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and the Stock Option Agreements and, subject only to the adoption by a majority of the votes cast by holders of the outstanding shares of Hudson Common Stock entitled to vote thereon of the plan of merger contained in this Agreement insofar as required by Section 14A: 10-3 of the NJBCA, to consummate the transactions contemplated hereby. Article IX of its certificate of incorporation is not applicable to the Merger or other transactions contemplated hereby. This Agreement is a valid and legally binding agreement of it enforceable in accordance with the terms hereof. Its Board of Directors (at a meeting duly called and held) has by requisite vote (A) authorized and approved this Agreement, the Stock Option Agreements and the transactions, including the Merger, contemplated hereby and thereby, (B) directed that the plan of merger (as such term is used in Section 14A: 10-7 of the NJBCA) contained in this Agreement be submitted for consideration to, and adoption by, its stockholders in accordance
     Section 14A: 10-3 of the NJBCA and (C) approved the execution of the Hudson Stock Option Agreement and authorized and approved the Merger (prior to the execution by Hudson of this Agreement and prior to the date of execution of the Hudson Stock Option Agreement) in accordance with Section 14A: 10A-5 of the NJBCA.

          (f) Governmental Filings; No Violations. (1) Other than the approvals Previously Disclosed, and other than as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (including the rules and regulations thereunder, the "Securities Act"), state securities laws and the rules of the New York Stock Exchange (the "NYSE") or the National Association of Securities Dealers, Inc. (the "NASD"), or under any federal or state banking laws or regulations, no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution, delivery or performance of this Agreement by it and the consummation by it of the transactions contemplated hereby.

          (2) The execution, delivery and performance of this Agreement does not and will not, and the consummation by it of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate or articles of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (B) a breach or violation of, or a default under, or the acceleration of or the creation of a Lien (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under any Contracts. It has Previously Disclosed a list of all consents of third parties required under any Contracts to be obtained by it or its subsidiaries prior to consummation of the Merger.

          (g) Reports and Financial Statements. (1) With respect to periods since January 1, 1997, each of it and its subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (A) the Securities and Exchange Commission (the "SEC"), (B) the Office of Thrift Supervision (the "OTS"), (C) the Federal Deposit Insurance Corporation (the "FDIC"),
     (D) the Federal Home Loan Bank System (the "FHLB"), (E) in the case of representations and warranties of Hudson, the Federal Reserve (as defined in Section 5.3(k)(3)) and the New Jersey Department of Banking and Insurance, (F) any other applicable federal or state banking, insurance, securities, or other regulatory authorities or (G) the NYSE or the NASD, and, as of their respective dates (and, in the case of reports or statements filed prior to the date hereof, without giving effect to any amendments or modifications filed after the date of this Agreement), each such report or statement, including the financial statements and exhibits thereto, complied (or will comply, in the case of reports or statements filed after the date of this Agreement) as to form in all material respects with all applicable statutes, rules and regulations.

          (2) It has delivered to the other of Dime or Hudson each registration statement, offering circular, report, definitive proxy statement or information statement under the Securities Act, the Exchange Act and state securities laws (collectively, the "Securities Laws") filed, used or circulated by it with respect to periods since January 1, 1997 through the date of this Agreement and will promptly deliver each such registration statement, offering circular, report, definitive proxy statement or information statement filed, used or circulated after the date hereof (collectively, its "Reports"), each in the form (including exhibits and any amendments thereto) filed with the SEC (or if not so filed, in the form used or circulated).

          (3) As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the Reports, including the financial statements, exhibits and schedules thereto, filed, used or circulated prior to the date hereof complied (and each of the Reports filed after the date of this Agreement, will comply) in all material respects with the applicable Securities Laws and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (4) Each of its consolidated balance sheets included in or incorporated by reference into its Reports, including the related notes and schedules, fairly presents the consolidated financial position of it and its subsidiaries as of the date of such balance sheet and each of the consolidated statements of income, cash flows and stockholders' equity included in or incorporated by reference into its Reports, including any related notes and schedules, fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Collectively, its foregoing consolidated balance sheets, statements of income, cash flows and stockholders' equity are referred to as its "Financial Statements".

          (5) It knows of no reason why the allowance or loan and lease losses shown in its consolidated balance sheet dated June 30, 1999 included in its Financial Statements was not adequate as of such date to provide for estimable and probable losses, net of recoveries relating to loans previously charged off, inherent in its loan portfolio.

          (h) Asset Classification. It has Previously Disclosed a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of it and its subsidiaries that have been criticized or classified as of June 30, 1999 by it, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified or criticized as of the date hereof by any representative of any Governmental Entity as "Other Loans Especially Mentioned", "Substandard", "Doubtful", "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or its subsidiaries prior to the date hereof.

          (i) Absence of Certain Events and Changes. Except as disclosed in its Reports filed by it with the SEC since December 31, 1998, and, except as expressly contemplated by this Agreement, it and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and since that date, without giving effect to the proviso of Section 5.1(a) or to Section 5.2, there has not been any change or development or combination of changes or developments which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

          (j) Properties. Except as disclosed or reserved against in its Reports or Financial Statements, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible, reflected in its Reports as being owned by it or its subsidiaries as of the dates thereof. All leased buildings and all leased fixtures, equipment and other property and assets that are material to its business on a consolidated basis are held under valid leases or subleases by it or its subsidiaries enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles).

          (k) Compliance with Laws.  It and each of its subsidiaries:

             (1) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses;

             (2) has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted;

             (3) has received since January 1, 1997 no notification or communication from any Governmental Entity (including the OTS, the FDIC, the Board of Governors of the Federal Reserve System (the "Federal Reserve") and any other bank, insurance or securities regulatory authorities) or the staff thereof (A) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Entity enforces; (B) threatening to revoke any license, franchise, permit or governmental authorization; or
        (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist); and

             (4) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive.

          (l) Litigation. Except as disclosed in its Reports filed with the SEC prior to the date hereof, there are no criminal or administrative investigations or hearings of, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings of, before or by any person (including any Governmental Entity) pending or, to its knowledge, threatened, against it or any of its subsidiaries; and neither it nor any of its subsidiaries (nor any officer, director, controlling person or property of it or any of its subsidiaries) is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, without limitation, the OTS, the Federal Reserve, the FHLB and the FDIC) or the supervision or regulation of it or any of its subsidiaries and neither it nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

          (m) Taxes. (1) The term "Tax" or "Taxes" includes any tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivision or agency thereof.

          (2) All federal, state and local Tax returns, including all information returns, required to be filed by or on behalf of it or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. Except as disclosed in its Reports, all Taxes attributable to it or any of its subsidiaries that are or were due or payable (without regard to whether such Taxes have been assessed) have been paid in full or have been adequately provided for on its consolidated balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Adequate provision in accordance with generally accepted accounting principles appropriately and consistently applied has been made in the Reports relating to all Taxes for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed. As of the date of this Agreement and except as disclosed in its Reports, there is no outstanding audit examination, deficiency, refund litigation or outstanding waivers or agreements extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its subsidiaries. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it or any of its subsidiaries have been paid in full or have been recorded on its or such subsidiary's balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Neither it nor any of its subsidiaries is a party to a tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has indemnified any party (other than it or one of its subsidiaries) with respect to Taxes. The proper and accurate amounts have been or will be withheld from all employees (and timely paid to the appropriate Governmental Entity or set aside in an account for such purposes) for all periods through the Closing Date in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation).

          (n) Insurance. Each of it and its subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) that are known to it. It has Previously Disclosed a list of all directors' and officers' liability insurance policies maintained by it or its subsidiaries.

          (o) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any material proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike involving it or any of its subsidiaries pending or, to its knowledge, threatened, nor is it aware of any activity involving its or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

          (p) Employee Benefits. (1) As of the date of this Agreement, it has Previously Disclosed a list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance contracts, consulting agreements and all other material employee benefit plans that cover employees, former employees, directors or independent contractors (and their spouses, dependents or beneficiaries) of it and its subsidiaries (its "Compensation Plans"). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, governmental filings (on Form 5500 series or otherwise), actuarial reports and reports under Financial Accounting Standards Board Statement No. 106 relating thereto) and all other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering current or former employees, directors or independent contractors (and their spouses, dependents or beneficiaries) of it or its subsidiaries (its "Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all amendments thereto, have been made available to the other party.

          (2) Except as disclosed in its Reports or as provided in this Agreement, the transactions contemplated by this Agreement and the Stock Option Agreements will not result in the vesting or acceleration of any amounts under any Compensation Plan, any material increase in benefits under any Compensation Plan or payment of any severance or similar compensation under any Compensation Plan.

          (3) All of its and its subsidiaries' employee benefit plans, within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) or 4001(a)(3) of ERISA, covering Employees (collectively, its "Plans") are in compliance with the applicable provisions of ERISA and the Internal Revenue Code, and other applicable laws in all material respects. Each of its Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to its knowledge, threatened litigation relating to its Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

          (4) No liability under Subtitle C or D of Title IV of ERISA (other than payment of applicable premiums) has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Internal Revenue Code (an "ERISA Affiliate"). It and its subsidiaries and ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an

     ERISA Affiliate), nor has it or any of its subsidiaries or ERISA Affiliates been notified by any multiemployer plan to which it or any of its subsidiaries or ERISA Affiliates is contributing, or may be obligated to contribute, that such multiemployer plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such multiemployer plan intends to terminate or has been terminated under Section 4041A of ERISA. No notice of a "reportable event", within the meaning of Section 4043 o of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Collectively, its foregoing consolidated balance sheets, statements of income, cash flows and stockholders' equity are referred to as its "Financial Statements".

          (5) It knows of no reason why the allowance for loan and lease losses shown in its consolidated balance sheet dated June 30, 1999 included in its Financial Statements was not adequate as of such date to provide for estimable and probable losses, net of recoveries relating to loans previously charged off, inherent in its loan portfolio.

          (h) Asset Classification. It has Previously Disclosed a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of it and its subsidiaries that have been criticized or classified as of June 30, 1999 by it, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified or criticized as of the date hereof by any representative of any Governmental Entity as "Other Loans Especially Mentioned", "Substandard", "Doubtful", "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or its subsidiaries prior to the date hereof.

          (i) Absence of Certain Events and Changes. Except as disclosed in its Reports filed by it with the SEC since December 31, 1998, and, except as expressly contemplated by this Agreement, it and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and since that date, without giving effect to the proviso of Section 5.1(a) or to Section 5.2, there has not been any change or development or combination of changes or developments which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

          (j) Properties. Except as disclosed or reserved against in its Reports or Financial Statements, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible, reflected in its Reports as being owned by it or its subsidiaries as of the dates thereof. All leased buildings and all leased fixtures, equipment and other property and assets that are material to its business on a consolidated basis are held under valid leases or subleases by it or its subsidiaries enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles).

          (k) Compliance with Laws.  It and each of its subsidiaries:

             (1) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses;

             (2) has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted;

             (3) has received since January 1, 1997 no notification or communication from any Governmental Entity (including the OTS, the FDIC, the Board of Governors of the Federal Reserve System (the "Federal Reserve") and any other bank, insurance or securities regulatory authorities) or the staff thereof (A) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Entity enforces; (B) threatening to revoke any license, franchise, permit or governmental authorization; or
        (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist); and

             (4) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive.

          (l) Litigation. Except as disclosed in its Reports filed with the SEC prior to the date hereof, there are no criminal or administrative investigations or hearings of, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings of, before or by any person (including any Governmental Entity) pending or, to its knowledge, threatened, against it or any of its subsidiaries; and neither it nor any of its subsidiaries (nor any officer, director, controlling person or property of it or any of its subsidiaries) is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, without limitation, the OTS, the Federal Reserve, the FHLB and the FDIC) or the supervision or regulation of it or any of its subsidiaries and neither it nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

          (m) Taxes. (1) The term "Tax" or "Taxes" includes any tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivision or agency thereof.

          (2) All federal, state and local Tax returns, including all information returns, required to be filed by or on behalf of it or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. Except as disclosed in its Reports, all Taxes attributable to it or any of its subsidiaries that are or were due or payable (without regard to whether such Taxes have been assessed) have been paid in full or have been adequately provided for on its consolidated balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Adequate provision in accordance with generally accepted accounting principles appropriately and consistently applied has been made in the Reports relating to all Taxes for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed. As of the date of this Agreement and except as disclosed in its Reports, there is no outstanding audit examination, deficiency, refund litigation or outstanding waivers or agreements extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its subsidiaries. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it or any of its subsidiaries have been paid in full or have been recorded on its or such subsidiary's balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Neither it nor any of its subsidiaries is a party to a tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has indemnified any party (other than it or one of its subsidiaries) with respect to Taxes. The proper and accurate amounts have been or will be withheld from all employees (and timely paid to the appropriate Governmental Entity or set aside in an account for such purposes) for all periods through the Closing Date in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation).

          (n) Insurance. Each of it and its subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) that are known to it. It has Previously Disclosed a list of all directors' and officers' liability insurance policies maintained by it or its subsidiaries.

          (o) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any material proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike involving it or any of its subsidiaries pending or, to its knowledge, threatened, nor is it aware of any activity involving its or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

          (p) Employee Benefits. (1) As of the date of this Agreement, it has Previously Disclosed a list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance contracts, consulting agreements and all other material employee benefit plans that cover employees, former employees, directors or independent contractors (and their spouses, dependents or beneficiaries) of it and its subsidiaries (its "Compensation Plans"). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, governmental filings (on Form 5500 series or otherwise), actuarial reports and reports under Financial Accounting Standards Board Statement No. 106 relating thereto) and all other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering current or former employees, directors or independent contractors (and their spouses, dependents or beneficiaries) of it or its subsidiaries (its "Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all amendments thereto, have been made available to the other party.

          (2) Except as disclosed in its Reports or as provided in this Agreement, the transactions contemplated by this Agreement and the Stock Option Agreements will not result in the vesting or acceleration of any amounts under any Compensation Plan, any material increase in benefits under any Compensation Plan or payment of any severance or similar compensation under any Compensation Plan.

          (3) All of its and its subsidiaries' employee benefit plans, within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) or 4001(a)(3) of ERISA, covering Employees (collectively, its "Plans") are in compliance with the applicable provisions of ERISA and the Internal Revenue Code, and other applicable laws in all material respects. Each of its Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to its knowledge, threatened litigation relating to its Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

          (4) No liability under Subtitle C or D of Title IV of ERISA (other than payment of applicable premiums) has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Internal Revenue Code (an "ERISA Affiliate"). It and its subsidiaries and ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an

     ERISA Affiliate), nor has it or any of its subsidiaries or ERISA Affiliates been notified by any multiemployer plan to which it or any of its subsidiaries or ERISA Affiliates is contributing, or may be obligated to contribute, that such multiemployer plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such multiemployer plan intends to terminate or has been terminated under Section 4041A of ERISA. No notice of a "reportable event", within the meaning of Section 4043 o of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Collectively, its foregoing consolidated balance sheets, statements of income, cash flows and stockholders' equity are referred to as its "Financial Statements".

          (5) It knows of no reason why the allowance for loaand lease losses shown in its consolidated balance sheet dated June 30, 1999 included in its Financial Statements was not adequate as of such date to provide for estimable and probable losses, net of recoveries relating to loans previously charged off, inherent in its loan portfolio.

          (h) Asset Classification. It has Previously Disclosed a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of it and its subsidiaries that have been criticized or classified as of June 30, 1999 by it, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified or criticized as of the date hereof by any representative of any Governmental Entity as "Other Loans Especially Mentioned", "Substandard", "Doubtful", "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or its subsidiaries prior to the date hereof.

          (i) Absence of Certain Events and Changes. Except as disclosed in its Reports filed by it with the SEC since December 31, 1998, and, except as expressly contemplated by this Agreement, it and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and since that date, without giving effect to the proviso of Section 5.1(a) or to Section 5.2, there has not been any change or development or combination of changes or developments which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

          (j) Properties. Except as disclosed or reserved against in its Reports or Financial Statements, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible, reflected in its Reports as being owned by it or its subsidiaries as of the dates thereof. All leased buildings and all leased fixtures, equipment and other property and assets that are material to its business on a consolidated basis are held under valid leases or subleases by it or its subsidiaries enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles).

          (k) Compliance with Laws.  It and each of its subsidiaries:

             (1) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses;

             (2) has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted;

             (3) has received since January 1, 1997 no notification or communication from any Governmental Entity (including the OTS, the FDIC, the Board of Governors of the Federal Reserve System (the "Federal Reserve") and any other bank, insurance or securities regulatory authorities) or the staff thereof (A) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Entity enforces; (B) threatening to revoke any license, franchise, permit or governmental authorization; or
        (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist); and

             (4) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive.

          (l) Litigation. Except as disclosed in its Reports filed with the SEC prior to the date hereof, there are no criminal or administrative investigations or hearings of, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings of, before or by any person (including any Governmental Entity) pending or, to its knowledge, threatened, against it or any of its subsidiaries; and neither it nor any of its subsidiaries (nor any officer, director, controlling person or property of it or any of its subsidiaries) is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, without limitation, the OTS, the Federal Reserve, the FHLB and the FDIC) or the supervision or regulation of it or any of its subsidiaries and neither it nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

          (m) Taxes. (1) The term "Tax" or "Taxes" includes any tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivision or agency thereof.

          (2) All federal, state and local Tax returns, including all information returns, required to be filed by or on behalf of it or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. Except as disclosed in its Reports, all Taxes attributable to it or any of its subsidiaries that are or were due or payable (without regard to whether such Taxes have been assessed) have been paid in full or have been adequately provided for on its consolidated balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Adequate provision in accordance with generally accepted accounting principles appropriately and consistently applied has been made in the Reports relating to all Taxes for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed. As of the date of this Agreement and except as disclosed in its Reports, there is no outstanding audit examination, deficiency, refund litigation or outstanding waivers or agreements extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its subsidiaries. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it or any of its subsidiaries have been paid in full or have been recorded on its or such subsidiary's balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Neither it nor any of its subsidiaries is a party to a tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has indemnified any party (other than it or one of its subsidiaries) with respect to Taxes. The proper and accurate amounts have been or will be withheld from all employees (and timely paid to the appropriate Governmental Entity or set aside in an account for such purposes) for all periods through the Closing Date in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation).

          (n) Insurance. Each of it and its subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) that are known to it. It has Previously Disclosed a list of all directors' and officers' liability insurance policies maintained by it or its subsidiaries.

          (o) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any material proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike involving it or any of its subsidiaries pending or, to its knowledge, threatened, nor is it aware of any activity involving its or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

          (p) Employee Benefits. (1) As of the date of this Agreement, it has Previously Disclosed a list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance contracts, consulting agreements and all other material employee benefit plans that cover employees, former employees, directors or independent contractors (and their spouses, dependents or beneficiaries) of it and its subsidiaries (its "Compensation Plans"). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, governmental filings (on Form 5500 series or otherwise), actuarial reports and reports under Financial Accounting Standards Board Statement No. 106 relating thereto) and all other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering current or former employees, directors or independent contractors (and their spouses, dependents or beneficiaries) of it or its subsidiaries (its "Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all amendments thereto, have been made available to the other party.

          (2) Except as disclosed in its Reports or as provided in this Agreement, the transactions contemplated by this Agreement and the Stock Option Agreements will not result in the vesting or acceleration of any amounts under any Compensation Plan, any material increase in benefits under any Compensation Plan or payment of any severance or similar compensation under any Compensation Plan.

          (3) All of its and its subsidiaries' employee benefit plans, within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) or 4001(a)(3) of ERISA, covering Employees (collectively, its "Plans") are in compliance with the applicable provisions of ERISA and the Internal Revenue Code, and other applicable laws in all material respects. Each of its Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to its knowledge, threatened litigation relating to its Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

          (4) No liability under Subtitle C or D of Title IV of ERISA (other than payment of applicable premiums) has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Internal Revenue Code (an "ERISA Affiliate"). It and its subsidiaries and ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an

     ERISA Affiliate), nor has it or any of its subsidiaries or ERISA Affiliates been notified by any multiemployer plan to which it or any of its subsidiaries or ERISA Affiliates is contributing, or may be obligated to contribute, that such multiemployer plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such multiemployer plan intends to terminate or has been terminated under Section 4041A of ERISA. No notice of a "reportable event", within the meaning of Section 4043 o of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Collectively, its foregoing consolidated balance sheets, statements of income, cash flows and stockholders' equity are referred to as its "Financial Statements".

          (5) It knows of no reason why the allowance for loan and lease losses shown in its consolidated balance sheet dated June 30, 1999 included in its Financial Statements was not adequate as of such date to provide for estimable and probable losses, net of recoveries relating to loans previously charged off, inherent in its loan portfolio.

          (h) Asset Classification. It has Previously Disclosed a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of it and its subsidiaries that have been criticized or classified as of June 30, 1999 by it, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified or criticized as of the date hereof by any representative of any Governmental Entity as "Other Loans Especially Mentioned", "Substandard", "Doubtful", "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or its subsidiaries prior to the date hereof.

          (i) Absence of Certain Events and Changes. Except as disclosed in its Reports filed by it with the SEC since December 31, 1998, and, except as expressly contemplated by this Agreement, it and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and since that date, without giving effect to the proviso of Section 5.1(a) or to Section 5.2, there has not been any change or development or combination of changes or developments which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

          (j) Properties. Except as disclosed or reserved against in its Reports or Financial Statements, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible, reflected in its Reports as being owned by it or its subsidiaries as of the dates thereof. All leased buildings and all leased fixtures, equipment and other property and assets that are material to its business on a consolidated basis are held under valid leases or subleases by it or its subsidiaries enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles).

          (k) Compliance with Laws.  It and each of its subsidiaries:

             (1) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses;

             (2) has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted;

             (3) has received since January 1, 1997 no notification or communication from any Governmental Entity (including the OTS, the FDIC, the Board of Governors of the Federal Reserve System (the "Federal Reserve") and any other bank, insurance or securities regulatory authorities) or the staff thereof (A) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Entity enforces; (B) threatening to revoke any license, franchise, permit or governmental authorization; or
        (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist); and

             (4) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive.

          (l) Litigation. Except as disclosed in its Reports filed with the SEC prior to the date hereof, there are no criminal or administrative investigations or hearings of, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings of, before or by any person (including any Governmental Entity) pending or, to its knowledge, threatened, against it or any of its subsidiaries; and neither it nor any of its subsidiaries (nor any officer, director, controlling person or property of it or any of its subsidiaries) is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including, without limitation, the OTS, the Federal Reserve, the FHLB and the FDIC) or the supervision or regulation of it or any of its subsidiaries and neither it nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

          (m) Taxes. (1) The term "Tax" or "Taxes" includes any tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivision or agency thereof.

          (2) All federal, state and local Tax returns, including all information returns, required to be filed by or on behalf of it or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. Except as disclosed in its Reports, all Taxes attributable to it or any of its subsidiaries that are or were due or payable (without regard to whether such Taxes have been assessed) have been paid in full or have been adequately provided for on its consolidated balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Adequate provision in accordance with generally accepted accounting principles appropriately and consistently applied has been made in the Reports relating to all Taxes for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed. As of the date of this Agreement and except as disclosed in its Reports, there is no outstanding audit examination, deficiency, refund litigation or outstanding waivers or agreements extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its subsidiaries. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it or any of its subsidiaries have been paid in full or have been recorded on its or such subsidiary's balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Neither it nor any of its subsidiaries is a party to a tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has indemnified any party (other than it or one of its subsidiaries) with respect to Taxes. The proper and accurate amounts have been or will be withheld from all employees (and timely paid to the appropriate Governmental Entity or set aside in an account for such purposes) for all periods through the Closing Date in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation).

          (n) Insurance. Each of it and its subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) that are known to it. It has Previously Disclosed a list of all directors' and officers' liability insurance policies maintained by it or its subsidiaries.

          (o) Labor Matters. Neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any material proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike involving it or any of its subsidiaries pending or, to its knowledge, threatened, nor is it aware of any activity involving its or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

          (p) Employee Benefits. (1) As of the date of this Agreement, it has Previously Disclosed a list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance contracts, consulting agreements and all other material employee benefit plans that cover employees, former employees, directors or independent contractors (and their spouses, dependents or beneficiaries) of it and its subsidiaries (its "Compensation Plans"). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, governmental filings (on Form 5500 series or otherwise), actuarial reports and reports under Financial Accounting Standards Board Statement No. 106 relating thereto) and all other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering current or former employees, directors or independent contractors (and their spouses, dependents or beneficiaries) of it or its subsidiaries (its "Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all amendments thereto, have been made available to the other party.

          (2) Except as disclosed in its Reports or as provided in this Agreement, the transactions contemplated by this Agreement and the Stock Option Agreements will not result in the vesting or acceleration of any amounts under any Compensation Plan, any material increase in benefits under any Compensation Plan or payment of any severance or similar compensation under any Compensation Plan.

          (3) All of its and its subsidiaries' employee benefit plans, within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) or 4001(a)(3) of ERISA, covering Employees (collectively, its "Plans") are in compliance with the applicable provisions of ERISA and the Internal Revenue Code, and other applicable laws in all material respects. Each of its Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to its knowledge, threatened litigation relating to its Plans. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that could subject it or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

          (4) No liability under Subtitle C or D of Title IV of ERISA (other than payment of applicable premiums) has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Internal Revenue Code (an "ERISA Affiliate"). It and its subsidiaries and ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an

     ERISA Affiliate), nor has it or any of its subsidiaries or ERISA Affiliates been notified by any multiemployer plan to which it or any of its subsidiaries or ERISA Affiliates is contributing, or may be obligated to contribute, that such multiemployer plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such multiemployer plan intends to terminate or has been terminated under Section 4041A of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date hereof. Neither it, its subsidiaries nor any of their respective ERISA Affiliates has incurred or is aware of any facts that are reasonably likely to result in any liability pursuant to Section 4069 or 4204 of ERISA.

          (5) All material contributions required to be made by it and its subsidiaries under the terms of any of its Plans have been timely made or have been reflected on its Financial Statements. Neither any of its Pension Plans nor any single-employer plan of any of its ERISA Affiliates has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. None of it, its subsidiaries or its ERISA Affiliates has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) or 412(f)(3) of the Internal Revenue Code or Section 306, 307 or 4204 of ERISA.

          (6) Under each of its and its ERISA Affiliates' Pension Plans which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and to its knowledge, there has been no change in the financial condition of such Pension Plan since the last day of the most recent plan year which reasonably could be expected to change such conclusion. There would be no withdrawal liability of it and its subsidiaries under each benefit plan which is a multiemployer plan to which it, its subsidiaries or its ERISA Affiliates has contributed during the preceding 12 months, if such withdrawal liability were determined as if a "complete withdrawal", within the meaning of Section 4203 of ERISA, had occurred as of the date hereof.

          (7) Except as disclosed in its Reports, neither it nor its subsidiaries have any obligations for retiree health and life benefits.

          (8) There are no restrictions on the rights of it or its subsidiaries to amend or terminate any Plan without incurring any liability thereunder in addition to normal liabilities for benefits.

          (q) Environmental Matters. (1) For purposes of this Section 5.3(q), the following terms shall have the indicated meaning:

             "Business" means the business conducted by it and its subsidiaries.

             "Environmental Law" means any federal, state, local or foreign law, regulation, agency policy, order, decree, judgment or judicial opinion or any agreement with any Government Entity, presently in effect or hereinafter adopted relating to (A) the manufacture, generation, transport, use, treatment, storage, recycling, disposal, release, threatened release or presence of Hazardous Substances or (B) the preservation, restoration or protection of the environment, natural resources or human health.

             "Hazardous Substances" means substances which are: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum products or by-products, asbestos containing material, polychlorinated biphenyls ("PCBs"), radioactive materials or radon gas; or (C) any other matter to which exposure is prohibited, limited or regulated by any government authority or Environmental Law.

             "Subject Property" means (A) all real property at which the businesses of it or any of its subsidiaries have been conducted, all property in which it or any of its subsidiaries holds a security or other interest (including, without limitation, a fiduciary interest), and, where required by the context, includes any such property where under any Environmental Law it or any of its subsidiaries constitutes the owner or operator of such property, but only with respect to such property, (B) any facility in which it or any of its subsidiaries participates in the management, including, where required by the context, participating in the management of the owner or operator of such property, and (C) all other real property which for purposes of any Environmental Law it or any of its subsidiaries otherwise could be deemed to be an owner or operator or otherwise control.

          (2) To its knowledge, it and each of its subsidiaries and the Subject Property are, and have been, in compliance with all Environmental Laws and there are no circumstances that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance.

          (3) To its knowledge, there are no pending or threatened claims, actions, investigations, notices of non-compliance, information requests or notices of potential responsibility or proceedings involving it or any of its subsidiaries or any Subject Property relating to:

             (A) an asserted liability of it or any of its subsidiaries or any prior owner, occupier or user of Subject Property under any Environmental Law or the terms and conditions of any permit, license, authority, settlement, agreement, decree or other obligation arising under any Environmental Law;

             (B) the handling, storage, use, transportation, removal or disposal of Hazardous Substances;

             (C) the actual or threatened discharge, release or emission of Hazardous Substances from, on or under or within Subject Property into the air, water, surface water, ground water, land surface or subsurface strata; or

             (D) personal injuries or damage to property related to or arising out of exposure to Hazardous Substances;

     and, to its knowledge, there is no reasonable basis for any of the foregoing.

          (4) To its knowledge, there are no storage tanks underground or otherwise present on the Subject Property or, if present, all such tanks are not leaking and are in full compliance with any Environmental Law. To its knowledge, with respect to any Subject Property, it and its subsidiaries do not own, possess or control any PCBs, PCB-contaminated fluids, wastes or equipment, and it and its subsidiaries do not own, possess or control any asbestos or asbestos-containing material. To its knowledge, no Hazardous Substances have been used, handled, stored, discharged, released or emitted, or are threatened to be discharged, released or emitted, at or on any Subject Property, except for those types and quantities of Hazardous Substances typically used in an office environment and which have not created conditions requiring remediation under any Environmental Law.

          (5) To its knowledge and except for investigation or monitoring by the Environmental Protection Agency or similar state agencies in the ordinary course, no part of the Subject Property has been or is scheduled for investigation or monitoring pursuant to any Environmental Law.

          (r) Risk Management Instruments. All swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for its own account, or for the account of one or more of its subsidiaries or their customers, were entered into
     (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of it or one of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full
                                      A-15



     force and effect. Neither it nor its subsidiaries, nor to its knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (s) Material Agreements. (1) As of the date of this Agreement, without giving effect to the proviso of Section 5.1(a) and to Section 5.2, except for (A) the Stock Option Agreements, and (B) arrangements made after the date and in accordance with the terms of this Agreement, it and its subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act, but without giving effect to the ordinary course of business exception provided for therein) to be performed after the date hereof that has not been filed with or incorporated by reference in its Reports.

          (2) None of it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, indenture, lease, insurance policy or other instrument.

          (t) Knowledge as to Conditions. (1) As of the date of this Agreement, it knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices should not be obtained without the imposition of any condition or restriction described in the proviso to Section 7.1(b), or why the accountants' letters referred to in Section 7.1(g) or the opinions of tax counsel referred to in Sections 7.2(d) and 7.3(c) cannot be obtained.

          (2) In the case of the representations and warranties made by Hudson, as of the date hereof, Hudson knows of no reason why either of the transactions (the "Pending Transactions") contemplated by (A) the Agreement and Plan of Merger, dated June 28, 1999 by and among Hudson, Hudson United Bank, a New Jersey bank and wholly owned subsidiary of Hudson, JeffBanks, Inc., a Pennsylvania corporation, Jefferson Bank, a Pennsylvania bank and wholly owned subsidiary of JeffBanks, and Jefferson Bank of New Jersey, a New Jersey bank and wholly owned subsidiary of JeffBanks, and (B) the Agreement and Plan of Merger, dated June 28, 1999, by and among Hudson, Hudson United Bank and Southern Jersey Bancorp of Delaware, Inc., a Delaware corporation, and Farmers and Merchants National Bank, a national banking association, should not be consummated. In case either or both of the Pending Transactions shall fail to be consummated, such mere failure, in and of itself, shall not constitute a breach of any provision of this Agreement or give Dime any right of termination hereunder.

          (u) Year 2000 Compliance. (1) All computer software and hardware used in its businesses is Year 2000 Compliant (as defined below) or is scheduled, according to an internal plan and budget, to be Year 2000 Compliant prior to December 31, 1999.

          (2) It has disclosed to the other party its plans for evaluating whether the business conducted by it or its subsidiaries is Year 2000 Compliant. Neither it or its subsidiaries has received any written notice or, to its knowledge, oral notice from any Governmental Entity which indicates that such Governmental Entity considers or would consider the businesses conducted by it or its subsidiaries not to be Year 2000 Compliant.

          (3) "Year 2000 Compliant" means, with respect to any computer software or hardware and other processing capabilities of a party, that such software or hardware and processing capabilities are able, in all material respects, accurately to process date and time data (including calculating, comparing, and sequencing) from, into and between the years 1999 and 2000 and leap year calculations, and will not generate erroneous data or cause a system to fail because of a date of the year 1999 or greater or spanning the years 1999 and 2000.

          (v) Brokers and Finders. None of it, its subsidiaries or any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that Hudson has retained Goldman, Sachs & Co. as its financial advisor and Dime has retained Credit Suisse First Boston as its financial advisor, the arrangements with which have been disclosed in writing to the other party prior to the date hereof.
                                      A-16



                                   ARTICLE VI

                                   COVENANTS

     6.1 Conduct of Business Pending the Effective Time. Each of Dime and Hudson agrees as to itself and its subsidiaries that, from and after the date hereof until the Effective Time, except insofar as the other party shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) or except as otherwise expressly contemplated by this Agreement or the Stock Option Agreements or as Previously Disclosed:

          (a) The business of it and its subsidiaries will be conducted only in the ordinary and usual course and, to the extent consistent therewith, it and its subsidiaries will use all reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would (1) adversely affect the ability of any of them to obtain any necessary approvals of Governmental Entities required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the proviso to Section 7.1(b), (2) adversely affect its ability to perform its obligations under this Agreement or the Stock Option Agreements or (3) be reasonably likely to result in a Material Adverse Effect.

          (b) It will not (1) sell or pledge or agree to sell or pledge or permit any Lien to exist on any stock owned by it of any of its material subsidiaries; (2) amend its certificate of incorporation or by-laws; (3) split, combine or reclassify any outstanding capital stock; (4) other than as permitted by Section 6.2, declare, set aside or pay any dividend payable in cash, stock or other property with respect to any of its capital stock; or (5) repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (other than such capital stock repurchased pursuant to the Dime Stock Plans and the Hudson Stock Plans, as the case may be).

          (c) Notwithstanding anything to the contrary contained in Section 6.3, neither it nor any of its subsidiaries will (1) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class, with the exception of Dime Common Stock or Hudson Common Stock issuable as of the date hereof pursuant to the Dime Stock Plans or Hudson Stock Plans, respectively, consistent with past practice, and the Stock Option Agreements; (2) transfer, lease, license, guarantee, sell, mortgage, pledge or dispose of any other material property or assets or encumber any property or assets other than to a direct or indirect wholly owned subsidiary of it; (3) cancel, release, assign or modify any material amount of indebtedness of any other individual, corporation or other entity (collectively, a "Person") other than in the ordinary and usual course of business; or (4) authorize capital expenditures other than in the ordinary and usual course of business.

          (d) Except as expressly contemplated in this Agreement and except for internal reorganizations involving existing subsidiaries, neither it nor any of its subsidiaries will make any material acquisition of, or investment in, assets or stock of any other Person not in the ordinary and usual course of business.

          (e) Other than in the ordinary course of business consistent with past practice, it will not incur or permit any of its subsidiaries to incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person or make any loan or advance.

          (f) Except as required by agreements or arrangements Previously Disclosed or as provided in Section 6.1(k) or as contemplated by Article III, neither it nor any of its subsidiaries will (1) grant any increase in compensation or benefits to its Employees or to its officers, except for normal increases consistent with past practice or as required by law; (2) pay any bonus except as consistent
                                      A-17



     with past practice; (3) grant any severance or termination pay to any director, officer or other of its Employees except as consistent with past practice; (4) enter into or amend any employment or severance agreement with any director, officer or other of its Employees (provided that this clause (4) shall not prohibit either party from approving a renewal or other extension of an existing employment or severance agreement in accordance with its terms and in the ordinary course of business); (5) grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors; or (6) effect any change in retirement benefits for any class of its Employees or officers (unless such change is required by applicable law or, in the written opinion of counsel, is necessary or advisable to maintain the tax qualification of any plan under which the retirement benefits are provided); provided, however, that nothing in this Section 6.1 shall prevent Dime from renegotiating, amending or modifying the current Employment Agreement with Mr. Toal provided that (i) any additional benefits provided to Mr. Toal thereunder are commensurate with those to be provided to Mr. Neilson subsequent to the Effective Time under the Employment Agreement with Mr. Neilson and that such amendment or modification shall not extend Mr. Toal's employment beyond that permitted by the provisions of Article III of this Agreement and (ii) such amendment or modification is approved by the Compensation Committee or other similar committee of the Board of Directors of Dime.

          (g) Except as provided in Section 6.1(k) and as may be required to satisfy contractual obligations existing as of the date hereof and the requirements of applicable law, neither it nor any of its subsidiaries will establish, adopt, enter into or make any new, or amend any existing, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees.

          (h) Neither it nor any of its subsidiaries will implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

          (i) Neither it nor any of its subsidiaries shall make any tax election, other than in the ordinary course of business.

          (j) Neither it nor any of its subsidiaries will authorize or enter into an agreement to take any of the actions referred to in paragraphs (a) through (i) above.

          (k) Notwithstanding the provisions of Sections 6.1(f) and (g) herein, each party hereto shall be permitted to take, or authorize or agree to take, any of the actions contemplated in such Sections without the consent of the other party, if such action (1) is reasonably necessary to qualify for, or preserve, an exemption of certain transactions from the operation of Section 16(b) of the Exchange Act in accordance with the provisions of SEC Rule 16b-3, as amended, or (2) is Previously Disclosed.

     6.2 Dividends. Unless Dime and Hudson otherwise agree in writing, neither Dime nor Hudson will declare or pay any dividend or distribution on shares of their capital stock, whether payable in cash, stock or other property, other than (a) dividends from subsidiaries of Dime or Hudson to Dime or Hudson or to another subsidiary of Dime or Hudson, as applicable, consistent with past practice or (b) regular quarterly dividends or distributions, provided that (1) such dividends or distributions, and their corresponding record dates and payment dates, are coordinated between the parties and are in the ordinary course consistent with past practice and (2) such dividends or distributions are not in amounts exceeding $0.25 per quarter in the case of Hudson and $0.06 per quarter in the case of Dime, subject to and consistent with each party's normal practice for scheduled increases in the rate of dividends paid on its common stock.

     6.3 Acquisition Proposals. Each of Dime and Hudson agrees that neither it nor any of its subsidiaries nor any of its respective officers and directors or the officers and directors of its subsidiaries shall, and it shall direct and use all reasonable efforts to cause its employees, agents and representatives

                                      A-18



(including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any substantial part of the assets or any equity securities of, it or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any such person relating to an Acquisition Proposal. Hudson will notify Dime, and Dime will notify Hudson, immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it.

     6.4 Stockholder Approvals; Election of Directors. Each of Dime and Hudson agrees to take, in accordance with applicable law and its respective certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Dime Common Stock (the "Dime Meeting") and Hudson Common Stock (the "Hudson Meeting"), respectively, as promptly as practicable after the Registration Statement (as defined in Section 6.5) is declared effective to consider and vote upon the adoption of the agreement of merger (within the meaning of Section 252 of the DGCL) or plan of merger (within the meaning of
Section 14A: 10-3 of the NJBCA) contained in this Agreement. The Board of Directors of each of Dime and Hudson will recommend such adoption, and each of Dime and Hudson will take all reasonable action to solicit such adoption by its respective stockholders, and the Governance and Nominating Committee of the Board of Directors of Dime will nominate the Former Hudson Directors (as designated pursuant to Section 3.2(a)) for, and prior to the Effective Time Dime's Board of Directors will adopt such resolutions necessary for, the election of such persons as directors of the Surviving Corporation, with such election to take effect at the Effective Time.

     6.5 Filings; Other Actions. (a) Each of Dime and Hudson agrees to cooperate in the preparation of a registration statement on Form S-4 to be filed by Dime with the SEC in connection with the issuance of Surviving Corporation Common Stock in the Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of Dime and Hudson constituting a part thereof (the "Joint Proxy Statement"), the "Registration Statement"). Dime agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof. Dime also agrees to use all reasonable efforts to obtain all necessary state securities law permits and approvals required to carry out the transactions contemplated by this Agreement, and Hudson agrees to furnish all information concerning Hudson and the holders of Hudson Common Stock as may be reasonably requested in connection with any such action.

     (b) Each of Dime and Hudson agrees to cooperate and consult with the other and, on the terms and subject to the conditions set forth in this Agreement, use reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement. Each of Dime and Hudson shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

     (c) Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or Joint Proxy Statement or any other statement, filing, notice or application made by or on behalf of such other party or any of its subsidiaries

                                      A-19



to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) Each of Dime and Hudson agrees to consult and cooperate with the other in effecting actions and measures for the purpose of ensuring the orderly consummation of the transactions contemplated hereby and the efficient conduct of the combined businesses of Dime and Hudson following the Merger. Without limiting the foregoing, each of Dime and Hudson agrees, to the extent consistent with applicable law, to consult and cooperate with the other in (1) developing a joint business plan for periods beginning at the Effective Time and (2) taking reasonable steps in an effort to enable the Surviving Corporation to achieve the objectives stated in such joint business plan.

     6.6 Information Supplied. Each of Hudson and Dime agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement and each amendment and supplement thereto, if any, become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(b) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the Dime Meeting and the Hudson Meeting to be held in connection with this Agreement, contain any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Joint Proxy Statement or any amendment or supplement thereto. Neither the Joint Proxy Statement nor the Registration Statement shall be filed, and, prior to the termination of this Agreement, no amendment or supplement to the Joint Proxy Statement or the Registration Statement shall be filed, by Dime or Hudson without consultation with the other party and its counsel.

     6.7 Accountants' Letters. Dime agrees to use all reasonable efforts to cause to be delivered to Hudson a letter of KPMG LLP, independent auditors to Dime, and Hudson agrees to use all reasonable efforts to cause to be delivered to Dime a letter of Arthur Andersen, independent auditors to Hudson, each dated
(1) the date on which the Registration Statement shall become effective and (2) a date shortly prior to or on the Closing Date, and addressed to such other party in form and substance customary for "comfort" letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

     6.8 Access. Upon reasonable notice, each party agrees to (and shall cause each of its subsidiaries to) afford the other party's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period until the Closing Date, to its properties, books, contracts and records and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this
Section 6.8 shall affect or be deemed to modify any representation or warranty made by the party furnishing such information. Each party will not, and will cause its respective Representatives not to, use any information obtained pursuant to this Section 6.8 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, pending consummation of the transactions herein contemplated, each party conducting an investigation hereunder will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained from the other party pursuant to this Section 6.8 or during the investigation leading up to the execution of this Agreement. The agreements between Dime and Hudson regarding the confidentiality of such information in effect at the date hereof (the "Confidentiality Agreements") shall continue and survive in full force and effect until the Effective Time or, in the event this Agreement is terminated, shall continue in accordance with the terms thereof. Upon any termination of this Agreement, each party will collect and deliver to the other party all nonpublic documents obtained by it or any of its Representatives and then in their possession and any copies thereof and destroy or cause to be destroyed all notes, memoranda or other documents in the possession of it or of its Representatives containing or reflecting any
                                      A-20



nonpublic information obtained from the other party, except to the extent that any such information may be embodied in minutes of the meetings of such party's Board of Directors or in filings, reports or submissions to or with any Governmental Entity.

     6.9 Notification of Certain Matters. Each of Dime and Hudson will give prompt notice to the other of any fact, event or circumstance known to it that
(a) is reasonably likely to result in any Material Adverse Effect, (b) would cause or constitute a material breach of any of the representations, warranties, covenants or agreements of such party contained herein or (c) is reasonably likely to result in the failure of a condition to consummation set forth in
Article VII to be satisfied on or prior to June 30, 2000.

     6.10 Publicity. The initial press release relating hereto will be a joint press release and thereafter Hudson and Dime shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with the NYSE or the NASD with respect thereto.

     6.11 Benefit Plans. (a) At or as promptly as practicable following the Effective Time, the Surviving Corporation and its subsidiaries will adopt employee benefit plans (including, without limitation, severance plans) covering persons who become and remain employees of the Surviving Corporation or its subsidiaries and who were immediately prior to the Effective Time employees of Dime or its subsidiaries (the "Former Dime Employees") or employees of Hudson or its subsidiaries (the "Former Hudson Employees") or will amend existing plans to provide coverage for Former Dime Employees and Former Hudson Employees. It is the express understanding and intention of the parties that no Former Dime Employee or Former Hudson Employee or other person shall be deemed to be a third party beneficiary, or have or acquire any right to enforce the provisions, of this Section 6.11(a), and that nothing in this Agreement shall be deemed to constitute a Plan or an amendment to a Plan.

     (b) Each of Dime and Hudson agrees, with respect to any Pension Plans maintained by them or any of their subsidiaries with respect to which the "remedial amendment period" described in Revenue Procedure 99-23, 1999-16 I.R.B. 5 (4/19/99), and any subsequent pronouncement by the Internal Revenue Service extending or modifying the remedial amendment period as so described, ends prior to the Closing Date and with respect to any amendments to such plans required to be adopted before the end of such remedial amendment period, that to the extent a determination letter with respect to the qualification of such Pension Plan or Plans under the Internal Revenue Code reflecting such amendments has not been obtained, an application for such a letter shall be filed with the Internal Revenue Service on or before the last day of such remedial amendment period.

     6.12 Expenses. Each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that Dime and Hudson each shall bear and pay one-half of the following expenses: (a) the costs (excluding the fees and disbursements of counsel, financial advisors and accountants) incurred in connection with the preparation (including copying and printing and distribution) of the Registration Statement, the Joint Proxy Statement and applications to Governmental Entities for the approval of the Merger and (b) all listing, filing or registration fees, including, without limitation, fees paid for filing the Registration Statement with the SEC and fees paid for filings with Governmental Entities.

     6.13 Indemnification; Directors' and Officers' Insurance. (a) Each of Dime and Hudson agrees that, from and after the Effective Time, the Surviving Corporation will indemnify and hold harmless each present and former director and officer of Dime, Hudson and their respective subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Dime, Hudson or such subsidiary would have been permitted under applicable law of the jurisdiction of its incorporation and the certificate of incorporation or by-laws of Dime, Hudson or such subsidiary in effect
                                      A-21



on the date hereof to indemnify such person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

     (b) To the extent that paragraph (a) shall not serve to indemnify and hold harmless an Indemnified Party, for a period of six years after the Effective Time, each of Dime and Hudson agrees that the Surviving Corporation shall, subject to the terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable law (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each Indemnified Party against any Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement. In the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

     (c) For a period of six years from the Effective Time, the Surviving Corporation shall provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former officers and directors of Hudson or any of its subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Hudson.

     (d) Any Indemnified Party wishing to claim indemnification under Section 6.13(a) or (b), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received. If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

     6.14 Antitakeover Provisions. If any "business combination", "moratorium", "control share" or other state antitakeover statute or regulation (collectively, "Antitakeover Provisions") may become applicable to the transactions contemplated hereby, each of Dime and Hudson and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Antitakeover Provision on any of the transactions contemplated by this Agreement.

     6.15 Affiliate Agreements. (a) As soon as practicable after the date hereof, Dime shall identify to Hudson and Hudson shall identify to Dime all persons who are at the date hereof (or at another reasonably proximate date) possible "affiliates" of Dime or Hudson, respectively, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act and/or Accounting Series Releases 130 and 135, as amended, of the SEC ("Affiliates"). Each of Dime and Hudson shall use their best efforts to obtain a written agreement in the form of Annex 4(a) (for Affiliates of Hudson) or 4(b) (for Affiliates of

                                      A-22



Dime) from each person who is so identified as a possible Affiliate and shall deliver copies of such written agreements to the other party as soon as practicable.

     (b) As soon as practicable after the date of the Dime Meeting or Hudson Meeting, as applicable, Dime shall identify to Hudson and Hudson shall identify to Dime all persons who were, at the time of the Dime Meeting or the Hudson Meeting, possible Affiliates of Dime and Hudson, respectively, and who were not previously identified in accordance with Section 6.15(a). Each of Dime and Hudson shall use their best efforts to obtain a written agreement in the form of Annex 4(a) or 4(b), as the case may be, from each person who is so identified and shall deliver copies of such written agreements to the other party as soon as practicable.

     6.16 Stock Exchange Listing. The parties agree to use all reasonable efforts to cause to be listed on the NYSE, subject to official notice of issuance, the shares of Surviving Corporation Common Stock to be issued in the Merger.

     6.17 Efforts to Consummate. On the terms and subject to the conditions of this Agreement, each of Dime and Hudson agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

     6.18 Reports. Each of Dime and Hudson agrees to file, and to cause its respective subsidiaries to file, all reports required to be filed with all Governmental Entities pursuant to the Securities Laws or Federal or state banking laws between the date of this Agreement and the Effective Time, and to deliver to the other party copies of all such reports promptly after the same are filed.

     6.19 Accounting and Tax Treatment. Neither Dime nor Hudson will take, cause or to the best of its ability permit to be taken any action that would adversely affect the qualification of the Merger for pooling-of-interests accounting treatment or the qualification of the Merger as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code; provided, that nothing in this Section 6.19 shall preclude either party from exercising its respective rights under the Stock Option Agreements.

     6.20 Assumptions. The parties agree to take all reasonable action for the Surviving Corporation to assume any guaranties or indentures to which Hudson is currently a party, including, without limitation, guaranties and indentures associated with the Hudson-guarantied mandatorily redeemable preferred capital securities, Series B, of Hudson Capital Trust I and Hudson Capital Trust II which hold solely junior subordinated debentures of Hudson.

     6.21 Bank Combination and Governance. The parties agree to take all reasonable actions necessary prior to the Effective Time to cause the federal savings bank subsidiary of Dime and New Jersey state-chartered commercial bank subsidiary of Hudson to be combined, in a manner to be determined, effective as soon as possible after the Effective Time, as the Subsidiary Bank, so that (a) the Subsidiary Bank is a New Jersey state-chartered commercial bank, (b) the Board of Directors and senior executive officers of the Subsidiary Bank shall be the same persons in the same positions as the Board of Directors and senior executive officers of the Surviving Corporation and (c) the committees and composition of committees of the Board of Directors of the Subsidiary Bank shall be the same as the committees and composition of committees of the Board of Directors of the Surviving Corporation.

                                      A-23



                                  ARTICLE VII

                                   CONDITIONS

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Dime and Hudson to consummate the Merger is subject to the fulfillment or written waiver by Dime and Hudson prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. The agreement of merger contained in this Agreement shall have been duly adopted by the holders of Dime Common Stock and the holders of Hudson Common Stock in accordance with Sections 251 and 252 of the DGCL and Section 14A: 10-3 of the NJBCA, as the case may be, and each such stockholder approval shall be in accordance with other applicable law.

          (b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Entities required for the consummation of the Merger and for the prevention of any termination of any material right, privilege, license or agreement of either Dime or Hudson or their respective subsidiaries shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be conditioned or restricted in a manner that would result in a Material Adverse Effect on the Surviving Corporation.

          (c) Third Party Consents. All consents or approvals of all persons (other than Governmental Entities) required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

          (d) Litigation. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that prohibits consummation of the transactions contemplated by this Agreement.

          (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. All permits and other authorizations under the Securities Laws and other authorizations necessary to consummate the transactions contemplated hereby and to issue the shares of Surviving Corporation Common Stock to be issued in the Merger shall have been received and be in full force and effect.

          (f) Listing. The shares of Surviving Corporation Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g) Accountants' Pooling Letter. Each of Dime and Hudson shall have received a letter, dated as of the Effective Time, from KPMG LLP and Arthur Andersen, their respective independent auditors, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended, if consummated in accordance with this Agreement.

          (h) Employment Agreements. Unless Mr. Neilson or Mr. Toal is unable or unwilling to serve in the capacity or capacities described therein, the Employment Agreement for each of Mr. Neilson and Mr. Toal, respectively, shall be in full force and effect.

     7.2 Conditions to Obligation of Hudson. The obligation of Hudson to consummate the Merger is also subject to the fulfillment or written waiver by Hudson prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Dime set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (except that
                                      A-24



     representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Hudson shall have received a certificate, dated the Closing Date, signed on behalf of Dime by the Chief Executive Officer and the Chief Financial Officer of Dime to such effect.

          (b) Performance of Obligations of Dime. Prior to the Effective Time, the Board of Directors of Dime shall have adopted resolutions sufficient to ensure that, at the Effective Time, (1) the composition of the Board of Directors of the Surviving Corporation (including designation of directors in particular classes of the Board of Directors of the Surviving Corporation) shall be as designated under Section 3.2(a), including those persons whom Hudson shall have designated in writing to Dime pursuant to
     Section 3.2(a), (2) the establishment and composition of committees of the Board of Directors of the Surviving Corporation shall be as set forth in Annex 3, including those persons whom Hudson shall have designated in writing to Dime pursuant to Section 3.2(c), and (3) the senior executive officers of the Surviving Corporation shall be as set forth in Annex 5. Dime shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Hudson shall have received a certificate, dated the Closing Date, signed on behalf of Dime by the Chief Executive Officer and the Chief Financial Officer of Dime to such effect.

          (c) Opinion of Counsel. Hudson shall have received an opinion, dated the Closing Date, of Sullivan & Cromwell, reasonably satisfactory to Hudson, to the effect that the shares of Surviving Corporation Common Stock to be issued in the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable.

          (d) Opinion of Tax Counsel. Hudson shall have received an opinion (based on customary assumptions and representations) of Pitney, Hardin, Kipp & Szuch, counsel to Hudson, dated the Closing Date, to the effect that
     (1) the Merger is a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (2) Dime and Hudson are parties to such "reorganization" and (3) the exchange in the Merger of shares of Hudson Common Stock for shares of Surviving Corporation Common Stock will not result in the recognition of income, gain or loss to Dime, Hudson or the stockholders of Hudson in each case for federal income tax purposes (subject to customary exceptions and except to the extent of any cash paid in lieu of fractional shares or any state and local transfer taxes paid on behalf of a stockholder).

          (e) Accountants' Letters. Hudson and its directors and officers who sign the Registration Statement shall have received the letters referred to in Section 6.7 from KPMG LLP, as Dime's independent auditors.

     7.3 Conditions to Obligation of Dime. The obligation of Dime to consummate the Merger is also subject to the fulfillment or written waiver by Dime prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Hudson set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Dime shall have received a certificate, dated the Closing Date, signed on behalf of Hudson by the Chief Executive Officer and the Chief Financial Officer of Hudson to such effect.

          (b) Performance of Obligations of Hudson. Prior to the Effective Time, Hudson, in its capacity as sole shareholder of Hudson United Bank, shall have adopted resolutions sufficient to ensure that, at the Effective Time, the composition of the Board of Directors of the Subsidiary Bank shall be the same as the composition of the Board of Directors of the Surviving Corporation at the Effective Time, including those persons whom Dime shall have designated in writing to Hudson pursuant to Section 3.2(a). Prior to the Effective Time, the Board of Directors of Hudson United Bank shall have adopted resolutions, effective at the Effective Time, sufficient to (1) elect the senior executive officers

                                      A-25



     of the Subsidiary Bank, as such officers are set forth in Annex 5 and (2) establish and compose the committees of the Board of Directors of the Subsidiary Bank in the same manner as the committees of the Board of Directors of the Surviving Corporation at the Effective Time, pursuant to
     Section 6.21, including those persons whom Dime shall have designated in writing to Hudson pursuant to Section 3.2(c). Hudson shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Dime shall have received a certificate, dated the Closing Date, signed on behalf of Hudson by the Chief Executive Officer and the Chief Financial Officer of Hudson to such effect.

          (c) Opinion of Tax Counsel. Dime shall have received an opinion (based on customary assumptions and representations) of Sullivan & Cromwell, counsel to Dime, dated the Closing Date, to the effect that (1) the Merger is a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (2) Dime and Hudson are parties to such "reorganization".

          (d) Accountants' Letters. Dime and its directors and officers who sign the Registration Statement shall have received the letters referred to in Section 6.7 from Arthur Andersen, as Hudson's independent auditors.

                                  ARTICLE VIII

                                  TERMINATION

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Dime and Hudson, respectively, by the mutual agreement of Dime and Hudson, approved by their respective Boards of Directors.

     8.2 Termination by Either Dime or Hudson. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Dime or Hudson if the Merger shall not have been consummated by June 30, 2000 or any approval or authorization of any Governmental Entity, the lack of which would result in the failure to satisfy the closing condition set forth in Section 7.1(b), shall have been denied by such Governmental Entity or such Governmental Entity shall have requested the withdrawal of any application therefor or indicated an intention to deny, or impose a condition of a type referred to in the proviso to Section 7.1(b) with respect to, such approval or authorization (provided, that the terminating party is not then in material breach of its obligations under Section 6.4).

     8.3 Termination by Hudson. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Hudson (a) before or after the adoption by stockholders of Hudson referred to in Section 7.1(a), if Dime shall have breached any representation, warranty, covenant or agreement contained herein that would result in the failure to satisfy the closing condition set forth in Section 7.2(a) or 7.2(b) and such breach cannot be or has not been cured within 30 days after the giving of a written notice to Dime of such breach or (b) before the adoption and approval by stockholders of Hudson referred to in Section 7.1(a), if the Board of Directors of Dime shall have failed to recommend to its stockholders the adoption of the plan of merger contained in this Agreement.

     8.4 Termination by Dime. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Dime (a) before or after the approval by the stockholders of Dime referred to in Section 7.1(a), if Hudson shall have breached any representation, warranty, covenant or agreement contained herein that would result in the failure to satisfy the closing condition set forth in Section 7.3(a) or 7.3(b) and such breach cannot be or has not been cured within 30 days after the giving of a written notice to Hudson of such breach or (b) before the adoption by stockholders of Dime referred to in Section 7.1(a), if the Board of Directors of Hudson shall have failed to recommend to its stockholders the adoption of the agreement of merger contained in this Agreement.

                                      A-26



     8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Section 9.1, (b) each of the Stock Option Agreements shall be governed by its own terms as to termination and
(c) termination will not relieve a breaching party from liability for any breach directly or indirectly giving rise to such termination.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 Survival. Only those agreements and covenants of the parties that by their express terms apply in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed only to be conditions of the Merger and shall not survive the Effective Time. If the Merger shall be abandoned and this Agreement terminated, the provisions of Section 8.5 shall apply and the agreements of the parties in Sections 6.8 (excluding the first sentence thereof), 6.10 and 6.12 shall survive such abandonment.

     9.2 Modification or Amendment. (a) Subject to the applicable provisions of the DGCL and the NJBCA, at any time prior to the Closing Date, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     (b) At any time prior to the Effective Time, Dime and Hudson may enter into an amendment to this Agreement in accordance with Section 9.2(a) in order to modify the structure of the Merger or the other transactions contemplated hereby, or the manner of effecting such transactions; provided that after the adoption of the agreement of merger contained in this Agreement by the stockholders of Dime and Hudson referred to in Section 7.1(a), no such amendment shall adversely affect the consideration to be received by the stockholders of Dime or Hudson, respectively, unless such amendment is approved by such stockholders of Dime or Hudson, respectively, prior to the Effective Time.

     9.3 Waiver of Conditions. The conditions to each party's obligation to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver shall be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

     9.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles shall be deemed as sufficient as if actual signature pages had been delivered.

     9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                                      A-27



     (a) If to Hudson:

        Hudson United Bancorp
        1000 MacArthur Boulevard
        Mahwah, New Jersey 07430
        Attention: Chairman & Chief Executive Officer
        Telecopy: (201) 236-2639

      with copies to:

        Hudson United Bancorp
        1000 MacArthur Boulevard
        Mahwah, New Jersey 07430
        Attention: General Counsel
        Telecopy: (201) 236-2649

        and

        Pitney, Hardin, Kipp & Szuch
        200 Campus Drive
        Florham Park, New Jersey 07932-0950
        Attention: Ronald H. Janis, Esq.
                  Michael W. Zelenty, Esq.
        Telecopy: (973) 966-1550

     (b) If to Dime:

        Dime Bancorp, Inc.
        589 Fifth Avenue
        New York, New York 10017
        Attention: Chief Executive Officer
        Telecopy: (212) 326-6194

      with copies to:

        Dime Bancorp, Inc.
        589 Fifth Avenue
        New York, New York 10017
        Attention: General Counsel
        Telecopy: (212) 326-6110

        and

        Sullivan & Cromwell
        125 Broad Street
        New York, New York 10004
        Attention: Mitchell S. Eitel, Esq.
        Telecopy: (212) 558-3588

     9.7 Entire Agreement, Etc. (a) This Agreement (including the Annexes hereto and the Disclosure Letters), the Stock Option Agreements and the Confidentiality Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof, and (b) this Agreement shall not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void).

     9.8  Definition of "subsidiary"; Covenants with Respect to
Subsidiaries. (a) When a reference is made in this Agreement to a subsidiary of a person, the term "subsidiary" means those corporations, banks, savings banks, associations and other entities of which such person owns or controls 25% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 25% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided however, that, except for purposes of Section 5.3(q), there shall not be included any such entity
                                      A-28



to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

     (b) Insofar as any provision of this Agreement shall require a subsidiary to take or omit to take any action, such provision shall be deemed a covenant by Dime or Hudson, as the case may be, to cause such action or omission to occur.

     9.9 Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     9.10 Severability. If any provision of this Agreement or the application thereof to any person (including, without limitation, the officers and directors of Dime and Hudson) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. Prior to the termination of this Agreement in accordance with its terms, the absence of adoption by the stockholders of a party hereto shall not render invalid or inoperative any provision hereof not required to be contained in the agreement of merger to be adopted by such stockholders pursuant to Sections 251 and 252 of the DGCL, or
Section 14A: 10-3 of the NJBCA, as the case may be, and the certificate of incorporation and by-laws of such party.

     9.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto, any benefit right or remedies except that the provisions of
Section 4.3 shall inure to the benefit of the holders of stock options and
Article III (subject to the limitations set forth in such Article III) and
Section 6.13 shall inure to the benefit of the persons referred to therein.

                                     * * *

                                      A-29



     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                                          HUDSON UNITED BANCORP

                                          By: /s/ KENNETH T. NEILSON
                                            ------------------------------------
                                              Name: Kenneth T. Neilson
                                              Title:   President and Chief
                                                       Executive Officer

                                          DIME BANCORP, INC.

                                          By: /s/ LAWRENCE TOAL
                                            ------------------------------------
                                              Name: Lawrence Toal
                                              Title:  Chief Executive Officer

                                      A-30



                                                                         ANNEX 1
                                                         TO THE MERGER AGREEMENT

                                 AMENDMENTS TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SURVIVING CORPORATION

     The following amendments shall be made to the Amended and Restated Certificate of Incorporation of the Surviving Corporation, effective as of the Effective Time:

     1. Article I of the Amended and Restated Certificate of Incorporation of Dime Bancorp, Inc. shall be amended to read in its entirety as follows:

             "The name of the Corporation is Dime United Bancorp, Inc."

     2. The following Article XIII shall be added to the Amended and Restated Certificate of Incorporation of Dime Bancorp, Inc. after Article XII and shall read in its entirety as follows:

                                  ARTICLE XIII

                          PROVISIONS RELATED TO MERGER
                                       OF
                  DIME BANCORP, INC. AND HUDSON UNITED BANCORP

     The following provisions in Article XIII of this Amended and Restated Certificate of Incorporation shall be effective until December 31, 2002 and are effected by consummation of, and at the Effective Time of, the Agreement and Plan of Merger, dated as of September 15, 1999, between Dime Bancorp, Inc. and Hudson United Bancorp, as amended and restated on December 27, 1999 (the "Merger Agreement"). Capitalized terms used in this Article XIII and not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

     A.  Qualifications for Directors.  Subject to the provisions of this
Article XIII, until December 31, 2002, (1) in order to qualify for election as a director of the Corporation at an annual or special meeting of stockholders or by written consent of stockholders, an individual must be nominated either by
(a) a stockholder entitled to vote in the election of directors who has complied with all requirements for such nomination provided for in this Amended and Restated Certificate of Incorporation and the Corporation's bylaws or (b) the board of directors after having been nominated to the board of directors by a Nominating Committee (as defined below) provided for in this Section A of this
Article XIII and (2) in order to qualify for election as a director of the Corporation by the board of directors to fill a vacancy or newly created directorship, an individual must be nominated to the board of directors by a Nominating Committee (as defined below) provided for in this Section A of this
Article XIII. The qualification procedures for clauses (1)(b) and (2) of the previous sentence are known herein as the "Nominating Committee Procedures".

          (i) (A) If the Board of Directors shall decide to increase at any time the number of members of the Board of Directors, the Board of Directors shall designate such new directorships in such a way as to cause the ratio of the number of Former Dime Directorships (as defined below) to the number of Former Hudson Directorships (as defined below) to be equal (or as close to equal as possible) to the ratio (the "Ratio") of Former Dime Directors to Former Hudson Directors that existed at the Effective Time.

          (B) If the Board of Directors shall decide to decrease the number of members of the Board of Directors and such decrease coincides with an annual stockholders' meeting, the Board of Directors shall designate those directorships that are up for election at such annual stockholders' meeting in such a way as to cause the ratio of the number of Former Dime Directorships (as defined below) to the number of Former Hudson Directorships (as defined below) to be equal (or as close to equal as possible) to the Ratio.

          (C) If the Board of Directors shall decide to decrease, during any period between consecutive annual stockholders meetings, the number of members of the Board of Directors, the Former Dime Directors and the Former Hudson Directors shall use their best efforts, giving due consideration to the provisions of this Certificate, to cause the ratio of the number of Former Dime Directorships (as defined below) to the number of Former Hudson Directorships (as defined below) to be equal (or as close to equal as possible) to the Ratio.

          (ii) The board of directors may decide, on the recommendation of both a Dime Nominating Committee (as defined below) and a Hudson Nominating Committee (as defined below), (A) not to designate any one or more directorships in the manner described in the previous paragraph (i), or (B) to determine that the Nominating Committee Procedures shall not apply to any one or more directorships.

          (iii) For any directorship occupied by, vacated by, to be occupied by, or designated for a Former Dime Director (a "Former Dime Directorship"), the Nominating Committee will consist of two Former Dime Directors and one Former Hudson Director (a "Dime Nominating Committee"); for any directorship occupied by, vacated by, to be occupied by, or designated for a Former Hudson Director (a "Former Hudson Directorship"), the Nominating Committee will consist of two Former Hudson Directors and one Former Dime Director (a "Hudson Nominating Committee"). The terms "Former Dime Director" and "Former Hudson Director" will have the meanings assigned to such terms in this Article. Either a Dime Nominating Committee or a Hudson Nominating Committee may be referred to herein by the general term "Nominating Committee".

          (iv) A Nominating Committee shall act by the vote of not less than two-thirds of the members of the Nominating Committee.

          (v) Former Dime Directors on a Nominating Committee shall be appointed from time to time at the recommendation of Mr. Lawrence J. Toal; Former Hudson Directors on a Nominating Committee shall be appointed from time to time at the recommendation of Mr. Kenneth T. Neilson; provided, that, should Mr. Toal or Mr. Neilson be otherwise unable to recommend for appointment such members of a Nominating Committee, the Former Dime Directors will be appointed at the recommendation of the most senior Former Dime Director then serving on the Board of Directors and the Former Hudson Directors will be appointed at the recommendation of the most senior Former Hudson Director then serving on the Board of Directors.

          (vi) At the Effective Time, any director who was formerly a director of Dime Bancorp, Inc. shall be a "Former Dime Director" and any director who was formerly a director of Hudson United Bancorp shall be a "Former Hudson Director." Any person filling (by election or appointment) a Former Dime Directorship and qualified by the Nominating Committee Procedures shall be considered a "Former Dime Director"; any person filling (by election or appointment) a Former Hudson Directorship and qualified by the Nominating Committee Procedures shall be considered a "Former Hudson Director." Any person who is a Former Dime Director or Former Hudson Director under this paragraph (vi) shall also be a "Continuing Director".

     B. Certain Officers and Actions by Special Majority. (1) As of the Effective Time, and thereafter until December 31, 2002, subject to this Article XIII, Mr. Toal will be Chairman of the Board and Chief Executive Officer of the Corporation and Mr. Neilson will be President and Chief Operating Officer of the Corporation. On December 31, 2002 or such earlier date (if any) that Mr. Toal ceases to serve as the Chairman of the Board and Chief Executive Officer of the Corporation, Mr. Neilson will succeed Mr. Toal in those positions, unless the Board of Directors, by vote of a Special Majority (as defined below), decides to the contrary.

                                      A-1-2



     (2) In addition, until December 31, 2002, the following actions will also require the vote of a Special Majority (as defined below):

          (a) the removal, as an officer of the Corporation, of the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer, as such positions are occupied at the Effective Time of the merger under the Merger Agreement; or

          (b) any action to make a material modification or amendment to or to breach the employment agreements of the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer, as such positions are occupied at the Effective Time of the merger under the Merger Agreement.

     (3) A "Special Majority" shall mean a majority of the directors voting, provided that a Special Majority shall also require the vote of at least that number of Continuing Directors equal to the number of Former Dime Directors then in office plus three (3) out of the number of Former Hudson Directors then in office (or if there are less than 3 Former Hudson Directors in office at such time, then plus that number of Former Hudson Directors then in office).

                                      A-1-3



                                                                         ANNEX 2

                                                         TO THE MERGER AGREEMENT

                                 AMENDMENTS TO
                                    BY-LAWS
                                       OF
                             SURVIVING CORPORATION

     The following amendments shall be made to the By-laws of the Surviving Corporation by resolution of the Board of Directors of Dime, effective as of the Effective Time:

     1. Article III, Section 2, Subsection (a) of the By-laws of Dime Bancorp, Inc. shall be amended to read in its entirety as follows:

          "SECTION 2. Number and term. (a) The Board of Directors shall consist of not less than seven nor more than 25 members, such number of Directors to be determined from time to time by resolution adopted by a vote of a majority of the Directors then in office."



                                                                         ANNEX 3

                                                         TO THE MERGER AGREEMENT

                                   COMMITTEES
                                     OF THE
                               BOARD OF DIRECTORS
                                     OF THE
                             SURVIVING CORPORATION

     The following sets forth certain agreements between Dime Bancorp, Inc. ("Dime") and Hudson United Bancorp ("Hudson") as to the composition of board committees of the Surviving Corporation (as that term is defined in the Agreement and Plan of Merger between Dime and Hudson, dated as of September 15,
1999). The committees described below are to be made up of Continuing Directors (as defined in the Agreement and Plan of Merger)

Executive Committee:             CEO is Chairman; other members are the six
                                 committee chairpersons (three from each
                                 company, plus Mr. Neilson plus one additional member from Dime). At present this committee never meets.

Audit Committee:                 Dime selects chairperson; total of six members;
                                 three from each company

Compensation Committee:          Dime selects chairperson; total of six members;
                                 three from each company

Nominating/Governance
Committee:                       Dime selects chairperson; total of six members;
                                 three from each company

Investment Committee:            Hudson selects chairperson; total of six
                                 members; three from each company; reviews policies and performance of portfolios including loan portfolios

Strategic Planning Committee:    Hudson selects chairperson; total of six
                                 members; three from each company; establishes long range strategy and reviews adherence;
                                 reviews acquisitions and oversees progress on goodwill claim

CRA Committee:                   Hudson selects chairperson; total of six
                                 members; three from each company; oversight
                                 committee which monitors progress against
                                 goals.
---------------
(1) CEO and COO are ex officio on all committees, to the extent permitted

(2) Bank Trust Committee will also be split at three from each

(3) Stated goal for reduction of Board from 25

(4) New Board members through acquisitions not to participate in responsibilities of Continuing Directors through 2002.



                                                                           ANNEX
4(a)
                                                                          TO THE
MERGER AGREEMENT

                      [Form of Hudson Affiliate Agreement]

Dime Bancorp, Inc.
589 Fifth Avenue
New York, New York 10017

Hudson United Bancorp
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

        Re:  Agreement and Plan of Merger between
             Dime Bancorp, Inc. and Hudson United Bancorp
            ----------------------------------------------------------------

Ladies and Gentlemen:

     I have been advised that I may be considered an "affiliate" of Hudson United Bancorp (the "Company") for purposes of (i) Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) SEC Accounting Series Releases 130 and 135, as amended. Pursuant to the Agreement and Plan of Merger, dated as of the 15th day of September, 1999 (the "Merger Agreement"), by and between the Company and Dime Bancorp, Inc. ("Dime"), I may receive securities (the "Shares"), in exchange for the shares of stock of the Company owned by me at the effective date of the merger provided for in the Merger Agreement (the "Merger").

     I represent and warrant to, and agree with, the Company and Dime (for their benefit and the benefit of the surviving corporation of the Merger) that:

          A. I have carefully read this letter agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

          B. I will not make any sale, transfer or other disposition of my Shares in violation of the Securities Act or the Rules and Regulations.

          C. I have been advised that the offering, sale and delivery of the Shares to me in the Merger have been registered under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that, since I may be considered an "affiliate" of the Company at the time the Merger Agreement is submitted for a vote of the stockholders of the Company, any public offering or sale by me of any of the Shares will, under current law, require either (i) the further registration under the Securities Act of the Shares to be offered and sold, (ii) compliance by me with SEC Rule 145 under the Securities Act in connection with such offer and sale or (iii) the availability of another exemption from registration of such Shares under the Securities Act for such offer and sale.

          D. I have been informed by the Company that the Shares have not been registered under the Securities Act for distribution by me and that the Shares must be held by me unless (i) such Shares have been registered for distribution under the Securities Act, (ii) a sale of the Shares is made in conformity with the volume and other limitations of SEC Rule 145 under the Securities Act or (iii) in the opinion of counsel reasonably acceptable to the surviving corporation, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of the Shares.


Dime Bancorp, Inc.
Hudson United Bancorp

          E. I understand that the surviving corporation is under no obligation to register the sale, transfer or other disposition of the Shares by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available to me.

          F. I also understand that stop transfer instructions will be given to all transfer agents for the Shares and that there will be placed on the certificates for the Shares issued to me, or any replacements or substitutes therefor, a legend stating in substance:

             "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in
        accordance with the terms of an agreement, dated [            ], 1999,
        between the registered holder hereof and the issuer, a copy of which agreement will be mailed to the holder hereof without charge promptly after receipt by the issuer of a written request therefor."

     It is understood and agreed that the legend set forth in paragraph F above shall be removed by the delivery of substitute certificates without such legend if I shall have delivered to the surviving corporation (1) a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to the surviving corporation, to the effect that such legend is not required for purposes of the Act or (2) evidence or representations satisfactory to the surviving corporation that the Shares represented by such certificate are being or have been sold in conformity with the provisions of Rule 145(d).

     I further represent to and covenant with each of the Company and Dime (for their benefit and the benefit of the surviving corporation) that (1) I will not, within the 30 days prior to the Closing Date (as defined in the Merger Agreement), sell, transfer or otherwise dispose of any shares of stock of the Company and (2) I will not sell, transfer or otherwise dispose of any Shares (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of combined operations of the Company and Dime have been published by the surviving corporation, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report filed with the SEC on Form 10-K, 10-Q or 8-K or any other public filing or announcement that includes such combined results of operations. Furthermore, I understand that the Company and the surviving corporation will give stop transfer instructions to their respective transfer agents in order to prevent the breach of the covenants made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as a "pooling-of-interests", and I agree that, if the Company or the surviving corporation advises me in writing that additional restrictions apply to my ability to sell, transfer or otherwise dispose of stock of the Company or Shares in order to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.

     I further understand and agree that this letter agreement shall apply to all shares of the stock of the Company and all of the Shares that I am deemed to beneficially own pursuant to applicable federal securities laws.

     By its acceptance hereof, Dime Bancorp, Inc. agrees, for a period of two years after the effective date of the Merger, that it, as the surviving corporation, will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of SEC Rule 144(c) under the Securities Act are satisfied and the resale provisions of SEC Rules 145(d)(1) and (2) are therefore available to me in the event I desire to transfer any Shares issued to me in the Merger.

                                    A-4(a)-2


Dime Bancorp, Inc.
Hudson United Bancorp

     This letter constitutes the complete understanding between the Company, Dime and me concerning the subject matter hereof. The surviving corporation is expressly intended to be a beneficiary of this letter agreement. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed within such state.

                                          Very truly yours,

                                          --------------------------------------
                                          (Name of Affiliate)

ACCEPTED:

DIME BANCORP, INC.

By:
-------------------------------------------------

HUDSON UNITED BANCORP

By:
-------------------------------------------------

                                    A-4(a)-3



                                                                      ANNEX 4(b)
                                                         TO THE MERGER AGREEMENT

                       [Form of Dime Affiliate Agreement]

Dime Bancorp, Inc.
589 Fifth Avenue
New York, New York 10017

Hudson United Bancorp
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

        Re:  Agreement and Plan of Merger between
             Dime Bancorp, Inc. and Hudson United Bancorp
            ----------------------------------------------------------------

Ladies and Gentlemen:

     I have been advised that, by reason of my beneficial ownership of shares of common stock in Dime Bancorp, Inc. (the "Shares"), among other things, I may be considered an "affiliate" of Dime Bancorp, Inc. (the "Company") for purposes of
(i) Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) SEC Accounting Series Releases 130 and 135, as amended. I understand that, pursuant to the Agreement and Plan of Merger, dated as of the 15th day of September, 1999 (the "Merger Agreement"), by and between the Company and Hudson United Bancorp ("Hudson"), Hudson will merge with and into the Company (the "Merger").

     I represent and warrant to, and agree with, the Company and the Hudson (for their benefit and the benefit of the surviving corporation of the Merger) that:

          A. I have carefully read this letter agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

          B. I will not make any sale, transfer or other disposition of my Shares in violation of the Securities Act or the Rules and Regulations.

          C. I will not (1) within the 30 days prior to the Closing Date (as defined in the Merger Agreement), sell, transfer or otherwise dispose of any shares of stock of the Company and (2) sell, transfer or otherwise dispose of any Shares (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of combined operations of the Company and the Other Party have been published by the surviving corporation, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report filed with the SEC on Form 10-K, 10-Q or 8-K or any other public filing or announcement that includes such combined results of operations. Furthermore, I understand that the Company and the surviving corporation will give stop transfer instructions to their respective transfer agents in order to prevent the breach of the covenants made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as a "pooling of interests", and I agree that, if the Company or the surviving corporation advises me in writing that additional restrictions apply to my ability to sell, transfer or otherwise dispose of stock of the Company or Shares in order to be entitled to use the pooling of interests accounting method, I will abide by such restrictions.


Dime Bancorp, Inc.
Hudson United Bancorp

     I further understand and agree that this letter agreement shall apply to all shares of the stock of the Company and all of the Shares that I am deemed to beneficially own pursuant to applicable federal securities laws.

     This letter constitutes the complete understanding between the Company, Hudson and me concerning the subject matter hereof. The surviving corporation is expressly intended to be a beneficiary of this letter agreement. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed within such state.

                                          Very truly yours,

                                          --------------------------------------
                                          (Name of Affiliate)

ACCEPTED:

DIME BANCORP, INC.

By:
-------------------------------------------------

HUDSON UNITED BANCORP

By:
-------------------------------------------------

                                    A-4(b)-2

                                                                         ANNEX 5
                                                         TO THE MERGER AGREEMENT

                           Senior Executive Officers
                                       of
                             Surviving Corporation



                                                            Position with Surviving Corporation
Name and Current Position                                   and Subsidiary Bank
-------------------------                                   -----------------------------------
Anthony R. Burriesci, current Executive Vice President      Chief Financial Officer
  and Chief Financial Officer of Dime
John F. McIlwain, current Executive Vice President and      Chief Credit & Risk Management Officer
  Chief Credit Officer of Hudson
Richard A. Mirro, current Executive Vice President and      Mortgage Banking Executive (Chairman and
  Chief Executive Officer, Mortgage Banking of Dime         Chief Executive Officer of North America
                                                            Mortgage Company)
Thomas J. Shara, current Executive Vice President of        Commercial Banking General Manager
  Commercial Lending and Senior Lending Officer of
  Hudson
Susan M. Staudmyer, current Executive Vice President of     Chief Marketing Officer
  Retail Banking of Hudson
James E. Kelly, current Executive Vice President and        General Counsel
  General Counsel of Dime
Thomas J. Ducca, current Executive Vice President and       Chief Information Officer
  Chief Information Officer of Dime
Arthur C. Bennett, current Executive Vice President and     Chief Human Resources Officer
  Chief Human Resources and Corporate Services Executive
  of Dime
Donald P. Schwartz, current Executive Vice President and    Consumer Lending General Manager
  General Manager, Business Banking of Dime
Murray F. Mascis, current Executive Vice President and      Commercial Real Estate General Manager
  General Manager, Commercial Real Estate of Dime
Peyton R. Patterson, current Executive Vice President       Retail Banking General Manager
  and General Manager, Consumer Financial Services of
  Dime
Melvin L. Cebrik, current Senior Vice President and         Insurance General Manager
  General Manager of Dime Insurance Group
Thomas R. Nelson, current President of Shoppers Charge      Shoppers Charge President
  (private label credit card of Hudson)
Gene C. Brooks, current Executive Vice President,           Goodwill Litigation Executive
  Director of the Office of the Corporate Secretary and
  Senior Legal Advisor of Dime
D. Lynn Van Borkulo-Nuzzo, current Executive Vice           Corporate Secretary
  President, General Counsel and Corporate Secretary of
  Hudson
Franklin L. Wright, current Executive Vice President and    Executive Center Executive
  Executive Center, External Affairs and Investor
  Relations Executive of Dime

